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                                                                   EXHIBIT 10.10

                                    STANDARD
                                  OFFICE LEASE

PROPERTY: TYCON TOWER I BUILDING

LANDLORD: TYCON TOWER I INVESTMENT LIMITED PARTNERSHIP

TENANT:   ALLIED RESEARCH CORPORATION

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                                  LEASE BETWEEN

                  TYCON TOWER I INVESTMENT LIMITED PARTNERSHIP

                                       AND

                           ALLIED RESEARCH CORPORATION

                                TABLE OF CONTENTS

SECTION                                  TITLE                             PAGE
-------      ------------------------------------------------------------  ----

  1          Premises....................................................    6
  2          Term........................................................    6
  3          Rent........................................................    7
  4          Operating Expenses and Real Estate Taxes....................    7
  5          Preparation of Premises for Tenant's Occupancy..............    9
  6          Delayed Possession..........................................    9
  7          Use of Premises.............................................   10
  8          Assignment and Subletting...................................   11
  9          Maintenance by Tenant.......................................   12
  10         Hours of Operation and Service..............................   12
  11         Tenant Alterations; Installation of Fixtures................   13
  12         Advertising.................................................   14
  13         Inspections; Entry..........................................   15
  14         Insurance...................................................   15
  15         Damage to Premises..........................................   16
  16         Liability of Landlord.......................................   17
  17         Casualty....................................................   18
  18         Condemnation................................................   18
  19         Default.....................................................   19
  20         Subordination...............................................   23
  21         Jury Trial..................................................   24
  22         Holdover....................................................   24
  23         Successors' Obligation......................................   24
  24         Rules and Regulations.......................................   25
  25         Covenants of Landlord.......................................   25
  26         Reservation of Rights of Landlord...........................   25
  27         Security Deposit............................................   25
  28         Parking.....................................................   26
  29         Mortgagee Approval..........................................   26
  30         Gender......................................................   26
  31         Notices.....................................................   26
  32         Estoppel Certificates.......................................   27
  33         Governing Law...............................................   28
  34         Commissions.................................................   28

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  35         Waiver of Breach............................................   28
  36         Severability of Clauses.....................................   28
  37         Captions for Convenience....................................   28
  38         Duplicate Counterparts Originals............................   28
  39         Recordation.................................................   29
  40         Effectiveness...............................................   29
  41         Right to Relocate...........................................   29
  42         No Partnership..............................................   29
  43         Time of Essence.............................................   29
  44         Force Majeure...............................................   29
  45         Entire Agreement............................................   29
  46         Hazardous Wastes............................................   29
  47         Joint and Several Liability.................................   30
  48         Corporate Tenants' Fictitious Names.........................   30
  49         Conflicts...................................................   30

                                    EXHIBITS

Exhibit A    Floor Plan of the Premises
Exhibit B    Form of Lease Commencement Addendum
Exhibit C    Rules and Regulations of the Building
Exhibit D    Agreement of Leasehold Improvements
Exhibit E    Parking Agreement
Exhibit F    Non-Disturbance, Attornment and Subordination Agreement

Lease Addendum

                                        2

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                               GENERAL INFORMATION

1.   Premises Telephone Number: ________________________________________________

2.   Names and Addresses: ______________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________

     (a)  Address for Notices and Billing:

          Name:            _____________________________________________________
          Address:         _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

          Home Telephone Number:    ____________________________________________
          Office Telephone Number:  ____________________________________________

     (b) Tenant, or if Corporation or Partnership, principal officer of partner:

          Name:            _____________________________________________________
          Address:         _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     (c)  Person to call in case of emergency:

          Name:            _____________________________________________________
          Address:         _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     (d)  Guarantor:

          Name:            _____________________________________________________
          Address:         _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

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     (e)  Registered Agent, if Tenant is a Corporation:

          Name:            _____________________________________________________
          Address:         _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     (f)  Accountant for Tenant:

          Name:            _____________________________________________________
          Address:         _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

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                                  OFFICE LEASE

     THIS AGREEMENT OF LEASE (the "Lease") made this _______ day of ___________, 1993, by and between TYCON TOWER I INVESTMENT LIMITED PARTNERSHIP, a Virginia limited partnership ("Landlord") and ALLIED RESEARCH CORPORATION, a corporation authorized to do business in the Commonwealth of Virginia ("Tenant").

     WITNESSETH, that for and in consideration of the rent hereinafter reserved and of the mutual covenants and agreements hereinafter set forth, Landlord and Tenant mutually agree as follows:

                                   DEFINITIONS

     For purposes of this Lease, the Exhibits attached and made a part hereof and all agreements supplemental to this Lease, the following terms shall have the respective meanings as set forth in the following Section, subsection, paragraph and Exhibit references:

                                                                      Reference
Alterations...................................................           11 (a)
Base Rent.....................................................            3 (a)
Base Year.....................................................            4 (a)
Building......................................................                1
Certificate of Deposit........................................         Addendum
Estoppel Certificate..........................................            6 (d)
Event of Default..............................................           19 (d)
Hazardous Materials...........................................               46
Improvement Allowance.........................................         Addendum
Land..........................................................                1
Lease Commencement Date.......................................            2 (c)
Lease Expiration Date.........................................            2 (a)
Leasehold Improvements........................................                5
Letter of Credit..............................................         Addendum
Monthly Base Rent.............................................            3 (a)
Mortgages.....................................................            20 (a)
Operating Expenses............................................             4 (a)
Parking Facilities............................................            Ex. E
Plan..........................................................                5
Premises......................................................                1
Property......................................................                1
Proportionate Share...........................................            4 (d)
Relocation Allowance..........................................         Addendum
Renewal Term..................................................         Addendum
Rules and Regulations.........................................            Ex. C
Security Deposit..............................................               27
Square Footage Calculations...................................            4 (f)
Temporary Space...............................................         Addendum
Term..........................................................            2 (a)
Transfer......................................................            8 (a)

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     1.   PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, for the Term (as hereinafter defined) and upon the covenants and conditions hereinafter set forth, the space (the "Premises") described as follows: Suite 750, consisting of approximately 4,341 square feet, as shown on a floor plan attached hereto and incorporated herein by reference as Exhibit A, on the 7th floor in the office building located at 8000 Towers Crescent Drive, Vienna, Virginia, known as the Tycon Tower I Building (the "Building") located on a subdivided parcel of Land (the "Land"). The Premises, the Building, the Land, and the adjacent parking facilities are hereinafter sometimes referred to collectively as the "Property". Any premises situation on the ground floor of the Building do not include the basement space below such premises and any premises situated on the top floor of the Building do not include the roof of the Building.

     2.   TERM.

          (a) Duration. The Term of this Lease (the "Term") shall be three (3) years. The Term shall commence on the Lease Commencement Date (as hereinafter defined) and shall terminate at 12:00 Midnight on the last day of the thirty-sixth (36th) full calendar month following the Lease Commencement Date (the "Lease Expiration Date") or on such earlier date when said Term may be terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

          (b) Partial Month Occupancy. If the Lease Commencement Date occurs on a date other than the first day of a calendar month, the Term shall commence on such date and shall continue for the balance of such month and for a period of three (3) years thereafter. In such event, rent shall be pro-rated for such fractional period of any partial month Tenant occupies the Premises.

          (c) Lease Commencement Date. The term "Lease Commencement Date" means the later of (i) June 1, 1993 or (ii) the date Landlord's representative certifies that the Premises are substantially completed. The Premises shall be deemed substantially completed when all the Leasehold Improvements (See, Exhibit D attached hereto) Landlord is to provide pursuant to the terms of this Lease have been constructed, except for minor items of work and adjustment or equipment and fixtures which can be completed after Tenant has occupied the Premises without causing substantial interference with Tenant's use of the Premises (i.e., so called "punch list" items).

          (d) Early Possession. If the Premises are substantially completed before June 1, 1993 Tenant may move into the Premises at that time and shall be subject to all the terms and conditions of this Lease except that Tenant shall not be required to pay rent until June 1, 1993 and the Lease Commencement Date would be June 1, 1993.

          (e) Rule Against Perpetuities. If the rule against perpetuities would invalidate this Lease or any portion hereof, or would limit the time during which this Lease shall be effective, due to the potential failure of an interest in property created herein to vest within a particular time, then notwithstanding anything to the contrary herein, each such interest in property must vest, if at all, before the passing of twenty-one (21) years from the date of this

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Lease, or this Lease shall become null and void upon the expiration of such twenty-one (21) year period and the parties shall have no further liability hereunder.

     3.   RENT.

          (a) Base Rent. During and for the Term hereof, commencing on the date Landlord tenders possession of the Premises to Tenant, Tenant shall pay to Landlord for the Premises, without notice of deemed and without deduction, setoff or abatement, a minimum guaranteed annual base rent ("Base Rent") of the sum of Nineteen and 50/100 Dollars ($19.50) per square foot of rentable area contained in the Premises or Eighty-Four Thousand Six Hundred Forty-Nine and 50/100 Dollars ($84,649.50), payable in equal monthly installments ("Monthly Base Rent") in advance and subject to adjustment as set forth in subsection (b) of this Section 3. Tenant shall pay all rent to landlord at Landlord's office, or to such other party or at such other address as Landlord may designate from time to time by written notice to Tenant. Tenant shall pay the rent on the first day of each and every calendar month during the Term hereof, provided, however, that the Monthly Base Rent for the first month of the Term shall be due and payable at the time Tenant executes this Lease.

          (b) Rental Increase. The Monthly Base Rent shall be increased on the anniversary of the Lease Commencement Date of each year during the Term hereof, beginning in 1994, by three percent (3%) of the Monthly Base Rent for the month immediately proceeding.

          (c) Late Fees. Tenant shall pay to Landlord a late fee equal to three percent (3%) of the Monthly Base Rent if Landlord does not receive any such payment within seven (7) days of its due date. In addition, any such delinquent payment shall bear interest at the rate of eighteen percent (18%) per annum, provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum rate then allowed by law. All such late fees and interest charges shall be deemed additional rent due hereunder and shall be payable with the next installment of Monthly Base Rant.

          (d) Square Footage Calculations. For the purposes of this Section 3, the number of square feet of rentable area contained the Premises is hereby deemed the equivalent of 4,341 square feet (including a factor for common areas contained in the Building). Said square footage has been calculated in accordance with the WDCAR Standard Method of Measurement (Revised 1989).

     4.   OPERATING EXPENSES AND REAL ESTATE TAXES.

          (a) Payments. During and for the Term hereof, Tenant shall pay, as additional rent, for its proportionate share any operating expenses and real estate taxes for the Property, including real estate taxes and operating expenses for the Land which may be paid as part of the ground rent, if any (operating expenses and real estate taxes are hereinafter referred to collectively as "Operating Expenses"), in excess of the total Operating Expenses for the Property for the calendar year 1993 (hereinafter referred to as the "Base Year"). Tenant shall pay the increases in Operating Expenses as follows:

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               (i)     Commencing on the first day of the thirteen (13th) month
following the Lease Commencement Date, and at the beginning of each Calendar Year thereafter, Tenant shall pay to landlord, on the first day of each calendar month, an amount equal to one-twelfth (1/12) of Tenant's proportionate share of Landlord's reasonable estimate (as adjusted annually) of the amount that the Operating Expenses for the then current calendar year exceeds the actual amount of such costs for the Base Year. Landlord's reasonable estimate of such increase for any calendar year shall not exceed fifteen percent (15%) of the Operating Expenses for the immediately preceding calendar year.

               (ii) Within one-hundred twenty (120) days following the end of each calendar year, including the initial calendar year of the Lease, or as promptly thereafter as is reasonably feasible, Landlord shall furnish to Tenant a statement covering such year, certified as correct by an authorized representative of Landlord, showing the total Operating Expenses, the amount of Tenant's proportionate share of the same, and the payments Tenant made during such year. Subject to the provisions of Section 4(a)(i) above, if Tenant's proportionate share of Operating Expenses exceeds Tenant's payments so made, Tenant shall pay Landlord the deficiency within thirty (30) days after Tenant's receipt of such statement. If Tenant's payments exceed Tenant's proportionate share, Tenant may offset the excess against payments next due Landlord hereunder, or, if this Lease has expired and Tenant has returned the Premises to Landlord and has made all payments called for in this Lease, Landlord shall refund the excess to Tenant.

          (b) Included in Operating Expenses. The term "Operating Expenses" as used in this Lease means all expenses, costs, and disbursements of every kind and nature which Landlord pays or becomes obligated to pay in connection with the service, ownership and/or operation, maintenance and repair of the Property. By way of example, but without limitation, Operating Expenses include wages, salaries, bonuses, fringe benefits (including insurance and pension payments) and uniforms (including cleaning costs) for all employees engaged in the operation, maintenance or repair of the Property; social security, unemployment and other payroll taxes; license fees; worker's compensation insurance; electricity (except as may be directly billed to tenants of the Building), gas, water, sewer and other fuel and utilities; utility taxes; fire, casualty, liability, plate glass, and other insurance; repairs, security, maintenance, painting, and cleaning of the Property and supplies necessary therefore; cleaning of windows and exterior curtain walls, snow removal, and other service contracts as are reasonably required to operate the Building as a first-class office building; general overhead, administrative expenses and management fees (including an amount equal to the fair market value of any on-site manager's office); legal, accounting, and other professional fees and disbursements incurred in operating and managing the Property; decorations; maintenance of exterior and interior landscaping; general and special real estate or ad valorem taxes or special assessments levied against the Property by any governmental or quasi-governmental authority, or any taxes or assessments which may be levied on the Property in lieu of or in addition to such taxes, or levied on the rentals from the Property, or levied on Landlord as a result of the use, ownership or operation of the Property; and any other costs, charges and expenses which, under generally accepted accounting and management principles, are regarded as maintenance and operating expenses.

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          (c)  Excluded from Operating Expenses. Operating Expenses do not include any of the following: expenses for capital improvements made to the Property except those expenses (which shall be amortized on a straight-line bases over the useful life of each such item) which are incurred in order to decrease the overall operating expenses for the Property or are incurred for the general operation or maintenance of the Property; expenses for painting, redecorating, or other work which Landlord performs for any tenant of the Building; interest, amortization, or other payments on loans to Landlord, or any costs connected with refinancing of such loans; charges for depreciation of the Building or other improvements; ground rent payments; real estate brokerage fees and commissions; advertising and marketing costs; Landlord's income taxes; and any Operating Expenses which are paid by any tenant directly to the provider of the service or for which is reimbursed directly by a tenant.

          (d) Proportionate Share. The term "proportionate share" as used in this Lease means that fraction having as a numerator the number of square feet of rentable area contained in the Premises, and as a denominator 416,754 square feet. Tenant's proportionate share figure are subject to adjustment throughout the Term as the figures used in the calculation change due to expansion or reduction of the Premises or change in layout of the Building.

          (e) Adjustment for Partial Occupancy. If less than 95% of the rentable area contained in the Building is occupied during any year, adjustments shall be made in computing Operating Expenses so that the Operating Expenses for such year will be computed as though 95% of the rentable area in the Building were so occupied.

          (f) Square Footage Calculations. For the purposes of this Section 4, the number of square feet of rentable area contained in the Premises is hereby deemed the equivalent of 4,341 square feet (including a factor for common areas contained in the Building). Said square footage has been calculated in accordance with WDCAR Standard Method of Measurement (Revised 1989).

          (g) Audit. Upon the prior written request of Tenant and not more than once per calendar year, Landlord shall provide Tenant or Tenant's representative access to all back-up data utilized by Landlord in the calculation of Operating Expenses. Any review by Tenant or Tenant's representative of such back-up data shall occur during normal business hours.

     5. PREPARATION OF PREMISES FOR TENANT'S OCCUPANCY. Landlord shall construct, as its sole costs and expense, the improvements to the Premises described in _____________________ dated ___________, prepared by Bert Primo Associates (the "Plan") in accordance with the provisions of Exhibit D attached hereto and incorporated herein by reference (the "Leasehold Improvements"). Any other improvements Tenant requires to the Premises shall be made at Tenant's sole cost and expense.

     6.   DELAYED POSSESSION.

          (a) Effect on Obligation to Pay Rent. Landlord shall tender possession of the Premises to Tenant on or about June 1, 1993. If Landlord fails to tender possession by June 1,

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1993 because of Tenant's fault, including but not limited to Tenant's failure to comply with the requirements set forth in Exhibit D herein, any delay in tendering possession to Tenant which is caused thereby shall be Tenant's responsibility, the Lease Commencement Date shall be determined, and Tenant shall commence paying rent for the Premises on the date substantial completion of the Premises would have occurred but for the delay caused by Tenant. If Landlord fails to tender possession to Tenant by June 1, 1993 due to any reason other than Tenant's fault, the Lease Commencement Date shall be postponed until the date when Landlord tenders possession of substantially completed Premises to Tenant and any rents payable hereunder shall be abated until said date. Any delay due to any reason other than Tenant's fault shall be deducted on a day for day basis from the amount of delay Tenant causes by failing to comply with the time requirements of this subsection (a) of Section 6.

          (b) No Landlord Liability. If Landlord fails to tender possession of the Premises to Tenant by June 1, 1993 for any reason, such failure to do so shall not affect or impair the validity of the Lease for the Premises or Tenant's obligations hereunder, except as expressly provided in subsection (c) below, and Landlord shall not be liable for damages for such failure to give possession on said date.

          (c) Termination Rights. If for any reason Landlord fails to tender possession of the Premises to Tenant by August 1, 1993, and provided that the delay is not due to Tenant's fault, then Tenant shall have as its sole remedy, with no further liability or obligation on the part of either party, the right to terminate this Lease after such date by giving thirty (30) days prior written notice of such termination to Landlord. If Landlord tenders possession of the Premises to Tenant after Tenant has given such notice but before the expiration of such thirty (30) day period, any notice given by Tenant shall thereupon be nullified. Upon any such cancellation becoming effective, Landlord and Tenant shall be entirely relieved of their obligation hereunder, and any security deposit and prepaid rent given by Tenant to Landlord shall be returned to Tenant. Any delay which is due to any reason other than the fault of Landlord, its contractor or subcontractor, shall be deducted on a day for day basis from the amount of delay caused by Landlord in compliance with the time requirements of this subsection (c) of Section 6.

          (d) Estoppel Certificate. Promptly after Landlord tenders possession of the Premises to Tenant, Landlord and Tenant shall execute an Estoppel. Certificate in the form attached hereto as Exhibit B, which certificate shall set forth the actual Lease Commencement Date.

     7. USE OF PREMISES. Tenant shall continuously throughout the Term use and occupy the Premises solely for general office use consistent with the character of a first-class office building in the Washington, D.C. Metropolitan area. Tenant shall not use the Premises or any other portion of the Property for any unlawful purpose. Tenant, at Tenant's expense, shall comply with all present and future laws, ordinances, regulations, and orders of the United States of America, Commonwealth of Virginia, County of Fairfax, and any other public or quasi-public authority having jurisdiction over the Premises, including, without limitation, all applicable federal, state and local laws, regulations or ordinances pertaining to air and water quality, and Hazardous Materials (as hereinafter defined), waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability.

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     8.   ASSIGNMENT AND SUBLETTING.

          (a) Restricting on Assignment and Subletting. Tenant acknowledges that Landlord has entered into this Lease because of Tenant's financial strength, goodwill, ability and expertise and that, accordingly, this Lease is personal to Tenant. Tenant agrees for itself and for its successors and assigns in interest hereunder that it shall not assign, transfer, mortgage, or otherwise encumber all or any part of this Lease, or sublet, rent, or permit occupancy or use of all or any part of the Premises (each of which is referred to for purposes of this Section as a "Transfer"), without obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld. In addition, no Transfer of this Lease or the right of occupancy hereunder may be affected by operation of law, including, but not limited to, sale of a majority of outstanding stock in Tenant or a majority partnership interest in Tenant, as the case may be, or in any manner other than with Landlord's prior written consent, which consent shall not be unreasonably withheld. Any consent granted shall not be construed to relieve Tenant from the obligation to obtain Landlord's written consent to any further Transfer. If Landlord consents to a Transfer and accepts the payment of rent or the performance and observance of any of the terms and conditions of this Lease from any Transferee such acceptance shall not be construed as waiving or releasing Tenant from liability hereunder to pay rent or to perform and observe any of the terms and conditions of this Lease. Any person to whom any Transfer is attempted without Landlord's consent shall have no claim, right or remedy whatsoever against Landlord, and Landlord shall have no duty to recognize any person or entity claiming under or through the same.

          (b) Notice Requirements. If Tenant desires to assign or sublet all or a portion of the Premises, Tenant shall request, in writing, at least thirty
(30) days before the intended effective date of the proposed assignment or subletting, Landlord's consent, which request shall include the name, address and a current financial statement of the proposed subtenant or assignee, and a copy of the proposed assignment or sublease, specifying, among other items, the proposed use, the Term and the rent. In such event, landlord shall have the option to (i) sublet such portion of the Premises from Tenant for the Term of the proposed assignment or sublease at the Monthly Base Rent set forth herein, or (ii) terminate this Lease for the affected portion of the Premises, as of the effective date of the proposed sublease or assignment. Within thirty (30) days after receipt of said notice, together with all of the required information, Landlord shall give written notice to Tenant, stating whether Landlord approves or disapproves the proposed assignment or sublease, or whether Landlord shall exercise its option to sublet or terminate as set forth above.

          (c) Tenant Default. If Tenant defaults hereunder, after any applicable cure period, Tenant hereby assigns to Landlord the rent due from Tenant's Transferee and authorizes each such Transferee to pay said rent directly to Landlord.

          (d) Termination of Rights. Upon any Transfer of this Lease, all option rights, renewal or extension rights, rights of refusal and expansion rights shall terminate and be of no further force or effect. Further, Tenant shall not have the right to exercise any such options or rights unless Tenant occupies the Premises and is not in default hereunder at the time of exercise.

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     9.   MAINTENANCE BY TENANT. Tenant shall keep the Premises (including interior surfaces of walls, ceilings, floors, doors, and interior glass partitions) and fixtures and equipment therein in safe and sanitary condition and good order and repair, cause no waste or injury thereto, and will, at the expiration or other termination of this Lease, surrender the same, broom clean, in the same order and condition they exist on the Lease Commencement Date, ordinary wear and tear excepted. Maintenance and repair of all equipment and/or fixtures within or for the exclusive benefit of the Premises, including, but not limited to, kitchen fixtures, special air conditioning equipment, bathroom fixtures, computers, or any other type of equipment or improvements, together with related plumbing, electrical, or other utility services, whether installed by Tenant or by Landlord on Tenant's behalf, shall be Tenant's sole responsibility, and Landlord shall have no obligation in connection therewith.

     10.  HOURS OF OPERATION AND SERVICE.

          (a) Ordinary Services. The regularly scheduled hours of operation for the Building shall be 8:00 a.m. to 7:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m., Saturday (excepting the following holidays: New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Veterans Day, Thanksgiving Day and Christmas Day, and such other holidays as are observed by the federal government). Landlord shall furnish heat or air conditioning as, in Landlord's reasonable judgment, is required for the comfortable use and occupancy of the Premises and in order to maintain the quality and nature of the Building as a first-class office building, provided that Tenant complies with the recommendations of Landlord's engineer fort the use and occupancy of the Premises, to or for the benefit of the Premises during such regularly scheduled hours. Landlord shall furnish reasonably adequate electric current which is sufficient to operate standard office equipment including copy machines, desk top computers and lighting; water; lavatory supplies; automatically operated elevator service; and normal and usual cleaning and janitorial service. Such utilities and services shall be furnished at Landlord's expense subject to the operation and effect of Section 4 above. Landlord and its agents shall not be liable for a failure to furnish or for suspension or delay in furnishing any or all of such utilities or services, whether caused by breakdown, removal from service for maintenance or repair work, strike, riot, civil commotion, or any other cause or reason whatsoever. Any such failure or inability to furnish the utilities or services required hereunder shall not be construed as an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder. Landlord hereby agrees to use commercially reasonable efforts to restore such utilities or services as soon as possible in the event of any failure of the same.

          Tenant shall have access to the Building (including the parking garage) twenty-four (24) hours per day, seven (7) days per week. At lease one
(1) elevator will be available at all times to allow Tenant to reach the Premises and the parking garage.

          (b) Extra Services. Landlord is not obligated to provide to or for the benefit of the Premises any of the services referred to in subsection (a) above other than during the hours and on the days referred to therein. If Tenant desires air conditioning or heat and/or other utilities or services beyond the hours and days as set forth above, and if a written request is made

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to the building manager not less than twenty-four (24) hours in advance of the requirement, Landlord shall make reasonable efforts to furnish such additional air conditioning or heat and/or other utilities or services to Tenant, and Tenant shall pay to Landlord as additional rent the additional costs of such services in an amount equal to Twenty-Five Dollars ($25.00) per hour for each one-half (1/2) floor of the Premises using each additional services on an overtime basis, within ten (10) days of receipt of a bill for such costs. If Tenant shall have failed to pay a previous bill for such costs, or shall be in default of any other material provision contained in this Lease, Landlord may refuse to provide the requested extra service(s).

     11.  TENANT ALTERATIONS; INSTALLATION OF FIXTURES.

          (a) Restrictions on Alternations. Tenant shall not make or permit anyone to make any alterations (including paint, wall-covering or carpeting), additions, or improvements structural or otherwise, or to install any fixtures (hereinafter collectively referred to as "Alterations"), in or to the Premises or the Building without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Before commencing work on any Alterations, Tenant shall obtain Landlord's written approval of (i) the contractor(s) and subcontractor(s) selected to perform such work, and (iii) comprehensive plans and specifications showing all the proposed Alterations, including detailed descriptions of the effect, if any, of the proposed Alternations on the mechanical and electrical systems of the Building. Landlord shall have the right to stop work on any Alterations if Landlord or its designated agent reasonably determines that the work is not being done in a workmanlike manner or in accordance with the plans and specifications provided to Landlord. In such event, Tenant shall promptly correct the problem(s) which gave rise to the work stoppage. If Tenant fails to make the necessary corrections within a time period determined by Landlord to be reasonable, then Landlord may, at its sole option, correct the problem(s), and complete the Alterations, and Tenant shall be liable for the costs of such action as additional rent. Tenant shall pay to Landlord or its designated agent reasonable inspection and engineering fees and allow Landlord or its designated agent to inspect the work from time to time during the period of construction of all Alternations. In addition, Tenant shall furnish "as built" plans and specifications for all Alterations, and pay to Landlord or its designated agent a reasonable fee for updating the master reproducible Building blueprint to show the Alterations.

          (b) Conditions on Alternations. Before commencing construction of any Alterations consented to by Landlord, Tenant shall agrees to obtain and deliver to Landlord written and unconditional waivers of mechanic's and materialman's liens upon the Property for all work, labor, and services to be performed, and materials to be furnished for such work, signed by all contractors, subcontractors, materialmen, and laborers to become involved in such work. If, notwithstanding the foregoing, any mechanic's or materialman's lien is filed against the Property for work claimed to have been down for, or materials claimed to have been furnished to Tenant, Tenant shall discharge such lien within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of any bond required by law. If Tenant fails to discharge any such mechanic's or materialman's lien, Landlord may, at its option, discharge the same and treat the cost thereof and any legal expenses incurred in connection therewith, as additional rent payable with the next due installment of Monday Base Rent; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. The parties acknowledge and agree that any such Alterations shall be constructed on Tenant's behalf and at Tenant's sole cost and expense, and Landlord's consent to such Alterations shall not be deemed Landlord's agreement to subject Landlord's interest in the Property to any mechanic's or materialman's liens which may be filed in respect of any such Alterations.

          (c) Tenant's Indemnification. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, or damages to any person or property which may or might arise directly or indirectly by reason of making any such Alterations.

          (d) Ownership of Alterations. Any and all Alterations to, and all other property (including wall-to-wall carpet and wall covering), in, or upon, the Premises shall, unless Landlord elects otherwise, become Landlord's property without payment therefore by Landlord and shall remain upon the Premises and be surrendered with the Premises at the expiration or termination of this Lease (including any renewal or extension period). If Landlord elects that Alterations made by Tenant be removed upon the expiration or termination of the Lease (including any renewal or extension period). If Landlord elects that Alterations made by Tenant shall cause the same to be removed at Tenant's sole cost and expense, and shall restore the Premises to its original improved condition, ordinary wear and tear excepted, on or before the date of this Lease expires or is terminated. If Tenant fails to remove the same or restore the Premises, Landlord may cause the Alterations to be removed and/or to restore the cost of such removal and/or restoration together with any and all damages which Landlord may suffer and sustain because of Tenant's failure to remove the Alterations and/or restore the Premises as herein provided.

          (e) Ownership of Non-Fixtures. If Tenant is not in default in performing any of its obligations under this Lease, Tenant may remove, before the Term of this Lease expires or is terminated, all movable equipment, furniture or furnishings which are not affixed to the Premises or the Building and which were placed in the Premises at Tenant's expense. If Tenant fails to remove such property before this Lease expires or is terminated, unless the parties reach prior agreement to the contrary, the same shall become Landlord's property and shall be surrendered with the Premises as a part thereof, or, at Landlord's option, Landlord may cause the same to be removed and Tenant shall pay to Landlord the cost of such removal together with any and all damages that Landlord suffers and sustains because of Tenant's failure to comply with such obligation.

     12.  ADVERTISING.

          (a) Restriction on Advertising. Except as otherwise herein provided, Tenant shall not inscribe, paint or affix any sign, advertisement, display or notice to any part of the Property, except on the directories and doors of offices, and then only in such size, color and style as Landlord reasonably approves. Landlord shall have the right to prohibit any advertisement, or display of items by Tenant, wherever appearing, which in Landlord's reasonable opinion tends to impair the reputation of the Building or its desirability as a first class executive office building. Upon written notice from Landlord, Tenant shall immediately refrain from and discontinue such advertisement. If Tenant violates the terms of this Section, Landlord may remove any sign, advertisement, display or notice and may charge Tenant for any costs Landlord incurs in connection with such removal.

          (b) Building Directory. Landlord shall display in the main lobby of the Building, a building directory listing Tenant and a reasonable number of Tenant's key personnel as specified by Tenant. The directory shall be maintained and updated at no cost to Tenant throughout the Term of this Lease.

     13. INSPECTIONS; ENTRY. Tenant shall permit Landlord, its agents or employees to enter the Premises at all reasonable times to (a) examine, inspect or protect the same; (b) prevent damage to the same and/or to any other portion of the Building; (c) make such alternations, additions, improvements and repairs to the Building as Landlord deems necessary or desirable, or to the Premises as may be required by any governmental agency; or (d) exhibit the Premises to prospective tenants during the last six (6) months of the Term of this Lease, or any renewal or extension period, or to prospective purchasers of the Building, or any portion thereof, at any time. None of the above shall be construed as an actual or constructive eviction of Tenant. The rent reserved shall not abate while such alterations, additions, improvements or repairs are being made, or because of such entries or inspections. Landlord shall use reasonable efforts to minimize disruption to Tenant's business because of such activities, and unless doing so is impractical or unreasonable because of an emergency, Landlord shall
(i) comply with Tenant's security regulations and (ii) give Tenant prior notice of its intention to enter the Premises.

     14.  INSURANCE.

          (a) Increase in Risk. Tenant shall not conduct or permit to be conducted any activity nor shall Tenant place any equipment in or about the Premises or the Property which will, in any way, increase the rate of, or cause the cancellation of, any policy of insurance of any kind covering any or all of the Property or any liability of Landlord in connection therewith. If any insurance company or the applicable insurance rating bureau states that any increase in the rate of insurance is due to an activity or equipment of Tenant in or about the Premises or the Property, such statements shall be conclusive evidence that the increase in such rate is due to such activity or equipment, and, as a result thereof, Tenant shall be liable for such increase and shall reimburse Landlord therefore upon demand. Any such sum due Landlord shall be considered additional rent payable hereunder. If any activity, equipment or improvement done, installed or constructed by Tenant in or to the Premises shall violate any requirements of Landlord's insurer(s), Tenant shall take prompt action to comply with such regulation at Tenant's sole cost and expense.

          (b) Insurance to be Maintained by Tenant. Tenant shall maintain at its sole cost and expense throughout the Term the following:

               (i) Commercial general liability insurance with a minimum combined single limit of $1,000,000 per occurrence, including bodily injury and property damage occurring within the Premises or arising out of the use thereof by Tenant or its agents, employees, officers or invitees, visitors and guests. If this insurance applies to more than one locations of the insured, then a per location endorsement must be attached to the policy;

               (ii) All Risk Property Coverage or its equivalent form for the full replacement value of Tenant's personal property; and

               (iii)   Business income insurance. Business income is defined as
(a) net income, net profit or loss from income taxes that would have been earned or incurred; and (b) continuing normal operating expenses, including payroll, incurred.

          (c) Insurance Requirements. Said insurance shall be underwritten by a company or companies licensed to do business in the Commonwealth of Virginia and rated not lower that "Class A-VII", as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies, and shall be in minimum amounts as set forth in the Rules and Regulations as reasonably established by landlord from time to time (a copy of the current Rules and Regulations is attached hereto as Exhibit C). Such liability insurance policy shall name Landlord and Landlord's designated management agency (and, at Landlord's request, any holder or a Deed of Trust or Mortgage) as additional insureds, as their interests may appear, and shall contain an endorsement that said insurance shall remain in full force and effect notwithstanding that the insured has waived its right of action against any party before the occurrence of a loss. A current Certificate of Insurance from such insurer shall be delivered to Landlord's agent not less than thirty (30) days before the Lease Commencement Date and renewals thereof shall be delivered to Landlord's agent not less than thirty (30) days before the expiration of any such policy. Each policy shall contain an endorsement prohibiting its cancellation before the expiration of thirty (30) days after written notice to Landlord of such proposed cancellation and shall include an endorsement stating that said insurance shall remain in full force and effect notwithstanding the fact that the insurer has waived its right of subrogation before the occurrence of a loss.

          (d) Mutual Waiver of Subrogation. Whenever (1) any loss, cost, damage, or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either of the parties to this Lease, or anyone claiming by, through, or under it in connection with the Premises, and (2) such party is then covered in whole or in part by insurance with respect to such loss, cost, damage, or expense or is required under this Lease to be so insured, then the party so insured (or so required) hereby releases the other party from any liability said other party may have because of such loss, cost, damage or expense to the extent of any amount recovered because of such insurance (or which could have been recovered had such insurance been carried as so required) and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

     15. DAMAGE TO PREMISES. All damage to the Premises, including but not limited to damage to carpeting, wall finishes, and other Leasehold Improvement, or to the common areas, in any way caused by Tenant or its agents, employees, contractors, visitors, guests and invitees, shall be repaired at Tenant's expense. If any such damage occurs, Landlord shall make such repairs as are necessary, and Tenant shall pay any charge, costs or damages Landlord so incurs. Such charges, costs or damages shall be deemed to be additional rent, payable with the next due installment of Monthly Base Rent. This provision shall be construed as an additional remedy granted to Landlord, not in limitation of any other rights and remedies of Landlord.

     16.  LIABILITY OF LANDLORD.

          (a) Tenant's Property and Person. All Tenant's property contained in the Premises shall be and remain there at Tenant's sole risk except as herein provided. Landlord, its agents and employees shall not be liable for any accident or damage to Tenant's property absent the gross negligence of Landlord, its agents or employees. Landlord, its agents and employees shall not be liable for any interruption or loss of Tenant's business. Landlord, its agents and employees shall not be liable for any personal injury to Tenant arising from the use, occupancy and/or condition of the Premises absent the gross negligence of Landlord, its agents or employees. For the purpose of this Section, the term "Tenant" includes Tenant, its agents, employees, contractors, visitors, guests and invitees.

          (b) Indemnification of Landlord. Tenant shall indemnify and hold Landlord and its agents and employees harmless from and against all loss, damage, liability, cost or expenses (including attorneys fees) incurred, suffered, or claimed against Landlord, directly or indirectly, by any person or entity by reason of injury, loss, or damage to any person, property or business base on, arising out of, or resulting from any default hereunder by Tenant, or from Tenant's willful misconduct, negligence or unlawful use of the Premises or the Property or anything therein, including water, steam, electricity, or other facilities or equipment. Landlord, its agents and employees assume no liability or responsibility whatsoever for the conduct or operation of the business Tenant conducts in the Premises, and they shall not be liable for any accident or injury to any person or property that the conduct or operation of Tenant's business causes. Tenant shall indemnify and hold harmless Landlord, its agents and employees, against all such claims.

          (c) Indemnification of Tenant. Landlord shall indemnify and hold Tenant and its agents harmless from and against any and all loss, damage, liability, cost or expense (including reasonable attorneys' fees) incurred, suffered, or claimed against Tenant directly or indirectly, by any person or entity by reason of injury, loss or damage to any person, property or business based on, arising out of, or resulting from the gross negligence or willful misconduct or Landlord.

          (d) Non Recourse Liability. Tenant agrees that if Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Property; in no event shall any other assets of Landlord, or of any partner of Landlord or any other person or entity be available to satisfy, or be subject to, such judgment, nor shall any partner of Landlord or any other person or entity be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord and/or any partner of in such partner's capacity as a partner of Landlord.

     17.  CASUALTY.

          (a) Partial Destruction. If the Premises are partially destroyed due to fire or other casualty during the Term of this Lease, Landlord shall diligently proceed to repair and restore the Premises substantially to their condition before such casualty, taking into account the time Landlord requires to effect a settlement with its insurance company, and to procure any insurance proceeds. However, Landlord shall not be obligated to repair, restore or replace any fixtures, improvements, furniture or other property Tenant owns or installs. If the restoration of the Premises is not substantially completed within one hundred and fifty (150) days of the date of the casualty, Tenant may terminate this Lease by giving Landlord thirty (30) days notice thereof. During the period that Tenant is deprived of the use of the damaged portion of the Premises, the rent for the remainder of the Premises shall be that portion of the total rent which the area remaining that can be occupied bears to the total area of the Premises. Except as set forth above, no compensation or claims or abatement of rent shall be allowed or paid by Landlord because of inconvenience, annoyance or injury to Tenant's business, arising from the repair of the Premises or the Property.

          (b) Substantial Destruction. If during the Term of this Lease the Premises or the Building are so damaged by fire or other casualty that either one is rendered substantially unfit for occupancy, to be reasonably determined by landlord, then Landlord may elect to terminate this Lease as of the date of such casualty, by giving written notice thereof to Tenant within sixty (60) days after such date, in such case the rent and additional rent shall be apportioned and paid to the date of said fire or other casualty. If there is damage to or destruction of the Building that exceeds twenty-five percent (25%) of the replacement value of the Building from any cause, whether or not the Premises are damaged or destroyed, Landlord shall have the right to terminate this Lease by written notice as set forth above.

          (c) Damage to Tenant's Property. Tenant acknowledges that Landlord shall not carry insurance of any kind on Tenant's furniture and furnishings, or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord is not obligated to repair any damage thereto or to replace the same. In addition, Landlord is not obligated to repair any damage or injury to, or to replace, any Leasehold Improvement or Alterations made or installed in the Premises.

     18.  CONDEMNATION.

          (a) Substantial Condemnation. Tenant agrees that if the entire or a substantial part of the Premises, or the use of occupancy thereof, are taken or condemned, for public or quasi-public use or purpose by any competent authority, or sold under the threat of condemnation to any competent authority, this Lease will terminate as of the date of any such taking and all rent payable hereunder shall be apportioned as of that date. Tenant shall have no claim against Landlord and shall have no claim or right to any portion of any award, damages or other compensation made to landlord because of any such taking of condemnation, or sale under the threat of such a taking. Tenant hereby assigns to Landlord all of Tenant's rights, if any, to such awards, damages and compensation therefore. Upon such condemnation or taking, the Term of this Lease shall terminate as of from the date of such taking or condemnation, an Tenant shall have no claim against Landlord for the value of any unexpired Term of this Lease, Leasehold Improvements, the loss of profits or good will, or severance damages. Notwithstanding the foregoing, Tenant may pursue a separate claim against the condemning authority, provided that any award to Tenant does not diminish any award made to Landlord.

          (b) Partial Condemnation. If less than a substantial part of the Premises is taken or condemned, the rent for the remainder of the Premises shall be that portion of the total rent which the area remaining that can be occupied bears to the total area of the Premises, effective on the date when title vests in such governmental authority. The Lease shall otherwise remain in full force and effect. For purposes hereof, a substantial part of the Premises shall be considered to have been taken if more than one-third (1/3) of the rentable area of the Premises is rendered unusable as a result of such condemnation. Notwithstanding anything to the contrary herein contained, if twenty-five percent (25%) or more of the Building or the Land is taken, condemned or sold under the threat of such a taking, Landlord may, at its sole option, terminate this Lease as of the date of the taking.

     19.  DEFAULT.

          (a) Events of Default. The occurrence of any of the following shall constitute an "Event of Default" and breach of this Lease by Tenant:

               (i) If Tenant fails to pay on the due date the Monthly Base Rent, additional rent or any other monetary sums required to be paid hereunder, and Tenant fails to cure such nonpayment within seven (7) days after receipt of written notice from Landlord; or

               (ii) If Tenant abandons or vacates the Premises or Tenant fails to take possession of the Premises within thirty (30) days following the date Landlord tenders possession of the Premises to Tenant; or

               (iii) If Tenant fails to observe or perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if such default is nonmonetary and cannot reasonably be cured within thirty (30) days, then the default shall not be deemed to be uncured if Tenant commences to cure within thirty (30) days from Landlord's notice and continues to prosecute diligently the completion of cure thereof within a reasonable time not to exceed ninety (90) days; or

               (iv) If Tenant makes any general assignment or general arrangement for the benefit of creditors; if there is filed by or against Tenant a petition to have Tenant adjudged a bankrupt or if a petition for reorganization or arrangement is filed under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); if a trustee or receiver is appointed to take possession of all or substantially all of Tenant's interest in this Lease; if all or substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease are attached, executed upon or otherwise subjected to other judicial seizure, where such seizure is not discharged within thirty (30) days; or if Tenant is generally not paying its debts as they become due; provided, however, in no event shall this

Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings; or

               (v) If Tenant fails to pay the Monthly Base Rent or any additional rent on the due date thereof more than three (3) times during any calendar year (even if Tenant cures each such failures within the time provided in subsection (i) above); or

               (vi) If this Lease or Tenant's interest hereunder or possession of all or part of the Premises are transferred to or pass to or devolve upon any other person or entity in violation of any provision contained in this Lease.

          (b) Landlord's Rights and Remedies in Event of Default. If an Event of Default occurs, Landlord may at any time thereafter, in its sole discretion, without limiting Landlord's exercise of any other right or remedy Landlord has under this Lease, at law or in equity, because of such default or breach, exercise the following rights:

               (i) Terminate this Lease and Tenant's right of possession of the Premises upon written notice to Tenant, effective on the date specified in such notice, and recover (a) all damages to which Landlord is entitled under law, including, without limitation, all rental concessions, repair and alteration costs, brokerage commissions, legal fees and other expenses of reletting the Premises; or (b) the total amount of Base Rent and Additional Rent payable under this Lease from the date of termination until the Lease Expiration Date. Upon such termination, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable to pay all rent and other sums accrued up to the date of termination or recovery or possession Landlord, whichever is later, and to perform all terms and obligations of this Lease which expressly survive termination hereof. The notice of termination provided hereunder shall operate as a notice to quit, and Tenant waives any other notice to quit or notice of Landlord's intention to re-enter the Premises; or

               (ii) Without terminating this Lease and without entering into possession of the Premises, continue this Lease in effect and to enforce all Landlord's rights and Tenant's obligations hereunder, including filing suit to collect Monthly Base Rent, additional rent, and all other sums due hereunder as they accrue (including attorneys' fees and other damages). Acts of maintenance or preservation, efforts to relet the Premises, or appointing a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of this Lease or Tenant's right to possession hereunder; or

               (iii) Without terminating this Lease, reenter and retake possession of the Premises and any all Leasehold Improvement from Tenant by summary proceedings or otherwise, and remove, or cause to be removed, Tenant or any other occupants from the Premises in such a manner as Landlord deems appropriate, with or without legal process and using self-help, if deemed appropriate by Landlord. The commencement and prosecution of any action by Landlord in an unlawful detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Premises, or any other re-entry and removal, shall not constitute a termination of this Lease, and shall not be deemed to have absolved or discharged Tenant from any of its obligations or liabilities for the remainder of the Term, nor shall Landlord be liable for the prosecution therefore, or be deemed guilty of any trespass. Tenant shall, notwithstanding any such entry or re-entry, remain liable to pay rent and perform the other covenants, conditions and agreements by Tenant to be performed as set forth in this Lease. Thereafter, Landlord shall have the right, and shall use reasonable efforts, to relet the Premises for Tenant's account, in whole or in part, or together with other space, for such Term or Terms (which may be greater or less than or equal to the unexpired portion of the Term) upon such provisions (including concessions) and for such rental as Landlord in its sole discretion determines appropriate, and to collect and receive said rental. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, any failure of Landlord to relet the Premises or any failure of Landlord to collect all rent due upon such reletting. If and when the Premises are relet a sufficient sum is not realized from such reletting, after paying all Landlord's expenses of reletting (including, without limitation, rental concessions, brokerage commissions, legal fees, repairs and alterations), and to satisfy Tenant's obligations to pay Monthly Base Rent and additional rent hereunder, Tenant shall pay any deficiency to Landlord on demand. Tenant shall have no right to any excess rent that Landlord recovers because of such reletting. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right following any such re-entry and/or reletting to terminate this Lease by giving Tenant such written notice, in which event this Lease will terminate as specified in said notice.

               (iv) The right, but not the obligation, to remove from the Premises all or any part of any personal property located therein and to sell such property and apply the proceeds to any damages Landlord incurs, or to place the same in storage at a public warehouse at the expense and risk of the owner or owners thereof, without liability therefore.

               (v) Cure such Event of Default in any other manner, in which event Tenant shall reimburse Landlord for all expenses Landlord incurs in doing so, plus interest thereon at rate of eighteen percent (18%) per annum, or the maximum rate permitted by law, whichever is less, which expenses and interest shall be additional rent payable by Tenant immediately upon Landlord's demand.

               (vi) In addition to the foregoing, Landlord may recover from Tenant as damages any other amount necessary to compensate landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom, including without limitation, commissions, advertising costs, costs of Leasehold Improvements, costs of making any alterations or repairs in the Premises and reasonable attorneys' fees, and, to the extent permitted by law, the value and/or cost of all concessions to Tenant under this Lease (including without limitation, rental abatements, allowances, and assumption of rental obligations to third parties); and

               (vii) Pursue any individual remedy or any combination of the remedies set forth in this subsection (b).

          (c) Legal Action. Landlord may, at its election, bring a suit or suits to recover the amounts and damages set forth above, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Term hereof would have expired by limitation had there been no such default by Tenant or no such termination, as the case may be. Each right and remedy provided for in this Lease is cumulative and in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude Landlord's simultaneous or later exercise of any and all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. Landlord may also recover from Tenant all costs Landlord incurs in collecting any amounts or damages Tenant owes pursuant to the provision of this Lease, including reasonable attorneys' fees from the date any such matter is turned over to an attorney.

          (d) Injunctive Relief. If Tenant breaches or threatens to breach any of the covenants or provisions of this Lease, Landlord shall have the right of injunctive relief and the right to invoke any remedy allowed at law or in equity; and in such event Landlord shall be entitled to recover from Tenant, payable as additional rent hereunder, any and all reasonable expenses Landlord incurs in its efforts to secure such injunctive relief or other remedy at law or in equity, such as court costs and attorneys' fees.

          (e) Independent Obligations. If Landlord commences any proceeding for non-payment of rent, or any other payment of any kind to which Landlord is entitled or which it may claim hereunder, Tenant shall not interpose any counterclaim or set-off of whatever nature of description in any such proceeding, the parties hereto specifically agreeing that Tenant's covenants to pay rent or to make any other payments required of it hereunder are independent of all other covenants and agreements herein contained, provided, however, that this shall not be construed as a waiver of Tenant's right to assert such a claim in any separate action brought by Tenant. Tenant further waivers any right or defense which it may have to claim a merger, and neither the commencement of any action or proceeding, nor the settlement thereof, nor entering of judgment therein, shall bar Landlord from bringing subsequent actions or proceedings from time to time. Tenant expressly waives any and all right of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises because Tenant violates any o f the covenants and conditions of this Lease, or otherwise.

          (f) Compromise or Settlement. If legal proceedings are instituted hereunder, and a compromise or settlement thereof is made, it shall not be constituted as a waiver of any subsequent breach of any covenant, condition or agreement herein contained.

          (g) Acceptance of Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Base Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent then due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy.

          (h) Repudiation. If, before the commencement of the Term of this Lease, Tenant notifies Landlord of, or otherwise unequivocally demonstrates an intention to, repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation a breach of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease, and the security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including, without limitation, attorneys' fees, brokerage fees, costs of re-letting and loss of rent. The parties agree that for the purpose of calculating Landlord's damages, in a building which has other available space at the time of Tenant's breach, Landlord shall have no obligation to rent the Premises before other space in the Building.

          (i) Landlord's Lien. Landlord shall have a lien upon Tenant's property in the Premises during the Lease Term for the amount of any unpaid rent or other sum due from Tenant hereunder. Landlord shall have the right and privilege, at its sole option and discretion, to take possession of all Tenant's property in the Premises, to store the same in the Premises, or to remove it from the Premises and store it in such place as Landlord may select, at Tenant's risk and expense, in accordance with such lien and of any rights of distraint Landlord may possess against Tenant's property. Provided, however, so long as Tenant is not in default hereunder, Landlord will subordinate the lien set forth in this subsection (i) to any purchase money financing or personal property leases request by Tenant.

     20.  SUBORDINATION.

          (a) Subordination of Lease. This Lease is subject and subordinate to the lien, operation and effect of all ground leases, deeds of trust, mortgages, and/or other similar instruments of encumbrance (herein each referred to for the purposes of this Section 20 as "Mortgages") which may now or hereafter affect this Lease or the Property, to all funds and all indebtedness intended to be secured by such Mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be necessary to effect the subordination of this Lease to the lien of any such Mortgage. In confirmation of such subordination, Tenant shall, within five (5) days of the written request of Landlord or the holder of any Mortgage, executive promptly any further instruments requested. Tenant constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instruments for or on Tenant's behalf if Tenant fails to execute and deliver such instrument(s) within said five (5) day period. Landlord shall cause the holder of the Mortgage currently affecting the Property to execute a Non-Disturbance, Attornment and Subordination Agreement in the form attached hereto and incorporated herein by reference as Exhibit F. Landlord hereby agrees to use commercially reasonably efforts to obtain a non-disturbance agreement for Tenant from any future Mortgagee, but Landlord's failure to obtain the same shall not affect the enforceability of the terms of this Lease.

          (b) Foreclosure. In the vent of any proceeding to terminate or to foreclose upon any Mortgage to which this Lease is subordinate, the ground lessor, purchaser, assignee or other successor to Landlord's rights shall have the option to terminate or cancel this Lease, except as provided under any applicable non-disturbance agreement between Tenant and any such party. If this Lease is not so terminated or cancelled, Tenant shall attorn to the purchaser at the foreclosure sale and shall recognize such purchaser as the landlord pursuant to this Lease. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

          (c) Modification Required by Lender. If any lender providing any financing for the Building requires, as a condition of that financing, that modifications to the Lease be obtained, and provided that the modifications do not increase the rent and other sums to be paid by Tenant hereunder nor materially affect Tenant's use of the Premises, Landlord may submit to Tenant a written amendment to the Lease incorporating the required changes, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five
(5) days of Tenant's receipt thereof.

          (d) Subordination of Mortgage to Lease. Anything contained in the provisions of this Section to the contrary notwithstanding, the holder of any Mortgage may at any time subordinate the lien of its Mortgage to the operation and effect of this Lease without obtaining Tenant's consent thereto, by giving Tenant written thereof, in which event this Lease shall be deemed to be senior to such Mortgage without regard to their respective dates of execution, delivery and/or recordation, and thereafter such Mortgagee shall have the same rights, as to this Lease as it would have had, were this Lease executed and delivered and/or recorded before the execution of such Mortgage.

     21. JURY TRIAL. The parties waive the right to trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use of occupancy of the Premises and/or any claim of injury or damage.

     22. HOLDOVER. If Tenant remains in the Premises after the expiration of the Term or any earlier termination of this Lease without obtaining Landlord's prior written consent thereto, Tenant shall become a tenant from month to month at double the Monthly Base Rent in effect during the last month of the Term. Provided however, at any time before Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may re-enter and take possession of the Premises without process, or by any legal process permitted under the provisions of this Lease or applicable law because of Tenant's occupancy of the Premises without having obtained such consent.

     23. SUCCESSORS' OBLIGATION. Landlord and Tenant agree that all rights, remedies and liabilities hereunder given to or imposed upon either of the parties hereto shall extend to their respective heirs, successors, executors, administrators and assigns subject to the provisions of this Lease restricting assignment or subletting by Tenant. Tenant acknowledges Landlord might not be in the future the owner of the fee interest in the Building and/or Land. The term "Landlord" as used in this Lease means only the then current owner or mortgagee in possession of the Building. Upon any sale or sales by the then current Landlord hereunder to any party then, from and after the closing of such sale or lease transaction, Landlord whose interest is thus sold or leased shall be and hereby is completed released and forever discharged from any and all covenants, obligations and liabilities of Landlord hereunder thereafter accruing.

     24. RULES AND REGULATIONS. Landlord may prescribe, in its sole discretion, reasonable rules and regulations, which in Landlord's reasonable judgment are necessary or appropriate for the general well-being, safety, care and cleanliness of the Property; provided, that the rules and regulations do not materially interfere with Tenant's use and enjoyment of the Premises and which rules shall be fairly enforced for all tenants in the Building. Tenant agrees that the rules and regulations shall be faithfully kept, observed and performed by Tenant, and by Tenant's agents, servants, employees, invitees, visitors, and guests. Any failure by Landlord to enforce any rule or regulation against any party shall not be deemed a waiver of such rule or regulation or of Landlord's further right to enforce the same. A copy of the rules and regulations in effect on the date of this Lease are attached hereto and incorporated herein by reference as Exhibit C.

     25. COVENANTS OF LANDLORD. Landlord covenants that it has the right to make this Lease for the Term, and that if Tenant pays all rent when due and punctually performs all of the covenants, terms, conditions, and agreements of this Lease to be performed by Tenant, Tenant may, during the Term, peaceably and quietly occupy and enjoy the full possession of the Premises.

     26. RESERVATION OF RIGHTS OF LANDLORD. Landlord reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and to make improvements, alterations, additions, installations, eliminations and changes to the Building, Land, parking facilities, or any part thereof; (ii) to erect use, and maintain pipes and conduits in and through the Premises; (iii) to grant to any one the exclusive right to conduct any particular business or undertaking in the Building; (vi) to use and/or lease the roof areas, and the sidewalks and other exterior areas; and (vii) to resubdivide any land on which the Building is located. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual, or constructive, or a disturbance or interruption of Tenant's business or Tenant's use or occupancy of the Premises. Landlord hereby agrees to use commercially reasonable efforts to minimize any disruption to Tenant in Landlord's exercise of its rights hereunder.

     27.  SECURITY DEPOSIT.

          (a) Amount of Security Deposit. Simultaneously with the execution of this Lease, Tenant shall deposit with Landlord the sum of Seven Thousand Fifty-Four and 13/100 Dollars ($7,054.13) as a security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under the Lease (the "Security Deposit"). Such Security Deposit shall not bear interest while being held by Landlord hereunder. Landlord's rights against Tenant in the event of default shall in no way be limited or restricted by the Security Deposit.

          (b) Return of Security Deposit. Upon the expiration of the Term, or any renewal or extension thereof, Landlord shall, provided that Tenant is not in default under the Terms of this Lease, return the Security Deposit to Tenant, less such portion as Landlord shall have appropriated to cure any default by Tenant with respect to any of Tenant's aforesaid obligations, covenants, conditions and agreements.

          (c) Default by Tenant. If Tenant defaults hereunder, Landlord may, but shall not be obligated, apply all or any portion of the Security Deposit to cure such default, in which event Tenant shall deposit promptly with Landlord the amount necessary to restore the Security Deposit to its original amount.

          (d) Sale or Transfer of Building. Upon the sale or transfer of Landlord's interest in the Building, Landlord may transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look only to the new landlord for the return of the Security Deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such Security Deposit.

     28. PARKING. The Parking Agreement which is attached hereto as Exhibit E and incorporated herein by reference sets forth the rights and obligations of the parties to use the parking facilities appurtenant to the Building. If Tenant shall fail to pay any sum required to be paid pursuant to said Parking Agreement, it shall be a default under this Lease, giving Landlord all the rights and remedies set forth in this Lease, together with any further rights under the law.

     29.  MORTGAGEE APPROVAL.

          [Deleted]

     30. GENDER. Feminine or neuter pronouns shall be substituted for the masculine form, and the plural shall be substituted for the singular number, in any place or places herein where the context requires such substitution or substitutions. Landlord and Tenant, as a matter of convenience, have been referred to in neuter form.

     31. NOTICES. All notices or other communications required or desired to be given hereunder by either party to the other shall be in writing and shall be deemed duly given if delivered in person (with receipt therefore), or if sent by certified or registered mail, first-class postage prepaid, return receipt requested. Notices to the respective parties shall be addressed as follows:

To Landlord:   TYCON TOWER I INVESTMENT LIMITED PARTNERSHIP
               c/o Aldrich, Eastman & Waltch, Inc.
               225 Franklin Street
               Boston, Massachusetts  02110

               Attention: Kevin McCall

               Copy to:

               AXIOM Real Estate Management, Inc.
               8000 Towers Crescent Drive
               Vienna, Virginia 22182

               Attention: Patricia Maccini-Rollins

To Tenant:     ALLIED RESEARCH CORPORATION
               8000 Towers Crescent Drive, Suite 750
               Vienna, Virginia 22182

               Attention: President

               Copy to:

               James E. Baker, Jr., Esquire
               Smith, Sommerville & Case
               100 Light Street, 5th Floor
               Baltimore, Maryland 21202

Either party may, by like written notice, designate a new address to which such notices shall be directed.

     32. ESTOPPEL CERTIFICATES. Tenant shall, at any time and from time to time, upon not less than five (5) days prior written notice by Landlord, execute, acknowledge before a Notary Public, and deliver to Landlord (or, at Landlord's request, to any existing or prospective purchaser, transferee, assignee or holder of a Deed or Trust or Mortgage securing any or all of the Premises or the Property, any interest thereon or any of Landlord's rights under this Lease) a instrument in recordable form: (i) certifying that this Lease is unmodified and in full force (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications);
(ii) stating the dates to which the rent and any other charges due hereunder have been paid by Tenant; (iii) stating whether or not, to Tenant's best knowledge, Landlord is in default in the performance or any covenant or condition contained in this Lease, and if so, detailing the nature of such default; (iv) stating the address to which notices to Tenant should be sent; (v) stating that Tenant has accepted the Premises and that all work required has been completed by Landlord; and (vi) any other information as may be reasonably required by Landlord. Any such statement delivered by Tenant pursuant hereto may be replied upon by any owner of the Property, any prospective purchaser of the Property, any holder of a deed of trust or mortgage or prospective holder of a deed or trust of mortgage on the Property or on Landlord's interest therein, or any prospective assignee of any such deed of trust or mortgage. Tenant acknowledges that time is of the essence for the delivery of such statements and that Tenant's failure to comply within the time period specified may result in substantial damages to Landlord and that Tenant shall be liable for all such damages suffered by Landlord.

     33. GOVERNING LAW. The parties agree that the laws of the Commonwealth of Virginia shall govern the validity, performance and enforcement of this Lease and that any action or proceeding arising hereunder shall be brought in the courts of Virginia.

     34. COMMISSIONS. Landlord and Tenant each represent and warrant that except as specifically set forth in this Lease, neither of them has employed any real estate broker, agent or finder, and there is no commission change or other compensation due on account thereof. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes Julien
J. Studley and The Charles E. Smith Companies as the leasing agent(s) in connection with this Lease, and shall be solely responsible for any commissions due to said agent(s).

     35. WAIVER OF BREACH. No delay in exercising or failing to exercise any right or power hereunder by Landlord shall impair any such right or shall be construed as a waiver of any breach or default, or as acquiescence thereto. One or more waivers or any covenants, terms or conditions of this Lease by Landlord shall not be construed by the other party as a waiver or a continuing or subsequent breach of the same covenant, term or condition. Landlord's consent or approval to, or of, any act by Tenant of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to, or approval of, any subsequent similar act. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver is in writing signed by Landlord.

     36. SEVERABILITY OF CLAUSES. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than to those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of the Lease shall be valid and be enforced to the fullest extent permitted by law.

     37. CAPTIONS FOR CONVENIENCE. The titles of the sections and paragraphs throughout this Lease and for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

     38. DUPLICATE COUNTERPARTS ORIGINALS. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     39. RECORDATION. This Lease may not be recorded without Landlord's prior written consent. If this Lease is recorded by either party hereto, such party shall bear the full expense of any transfer, documentary stamp or other tax, and any recording fee, assessed in connection with such recordation; provided, that if after the date of this Lease it becomes necessary under the applicable law of the Commonwealth of Virginia to record this Lease in order for the Lease to remain effective, Tenant shall bear the full expense or any and all such taxes and fees incurred in connection therewith.

     40. EFFECTIVENESS. The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the premises. This Lease shall become effective upon and only upon its execution and delivery by each party hereto.

     41.  RIGHT TO RELOCATE.

          [Intentionally Deleted.]

     42. NO PARTNERSHIP. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

     43. TIME OF ESSENCE. Time is of the essence as to each provision of this Lease.

     44. FORCE MAJEURE. If Landlord is in any way delayed, interrupted or prevented from performing any of its obligations under this Lease, and such delay, interruption or prevention is due to fire, act of God, governmental act, strike, labor dispute, inability to procure materials, or any other cause beyond Landlord's reasonable control, then the time for performance of the affected obligation(s) by Landlord shall be excused for the period of the delay and extended for a period equivalent to the period of such delay, interruption or prevention.

     45. ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties and no prior agreements, negotiation, discussions or written matter shall have any force or effect. Tenant is not relying on any representations or agreements other than those contained in this Lease. This Lease shall not be modified, cancelled, extended or renewed except for written instrument executed and delivered by both parties.

     46. HAZARDOUS WASTES. Tenant shall no knowingly suffer, permit, introduce or maintain in, on or about any portion of the Property, any asbestos, polychlorinated biphenyls, petroleum products or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state or local laws, rules or regulations (whether now existing or hereafter enacted or promulgated) or any judicial or administrative interpretation of any thereof, including any judicial or administrative orders of judgments. Any such asbestos, polychlorinated biphenyls, petroleum products and any such other materials, wastes and substances are herein collectively called "Hazardous Materials." Tenant shall indemnify, protect, and save Landlord harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Landlord and arising from or out of any Hazardous Materials on, in, under or affecting all of any portion of the Property or that are introduced by Tenant, its employees or invitees including, without limitation, (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Property, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Property into the air, any body or water, any other public domain or any surrounding areas, and (iii) any costs incurred to comply, in connection with all or any portion of the property with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials. The preceding portions of this provision do not apply to Hazardous Materials that are located on the Property at or before the initial commencement of any work, construction, repairs or alterations therein by Tenant or to any Hazardous Materials introduced into the Property by anyone other than Tenant, its employees or invitees. The obligations of Tenant under this Section 46 shall survive the expiration or earlier termination of this Lease.

     47. JOINT AND SEVERAL LIABILITY. If two ore more individuals, corporation, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease for Tenant, the liability of each such individual, corporation, partnership or other business association to pay the rent due under this Lease and to perform all other obligations hereunder shall be deemed to be joint and several. All notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue or statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

     48. CORPORATE TENANTS' FICTITIOUS NAMES. If Tenant is a corporation, the persons executing this Lease on Tenant's behalf covenant and warrant that:
Tenant is a duly constituted corporation qualified to do business in the Commonwealth of Virginia; all of Tenant's franchisee and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

          Tenant certifies that if it is operating under a fictitious name that said name has been duly recorded according to the laws of the Commonwealth of Virginia and attaches hereto a copy said registration form.

     49. CONFLICTS. If there is any conflict between the provisions of this Lease and the provisions of any Addendum attached hereto, the provisions of the Addendum shall supercede the provisions of said documents and this Lease and the provisions of said documents, as amended from time to time, shall supersede the provisions of this Lease.

                 WITNESSETH the following signatures and seals:

                                   LANDLORD:

                                   TYCON TOWER I INVESTMENT LIMITED
                                   PARTNERSHIP, a Virginia limited partnership

                                   By: TYCON TOWER I INVESTMENT
                                   CORPORATION, a Virginia corporation, its sole partner


Date:                              By:                                 (SEAL)
      --------------------             -------------------------------
                                       KEVIN MCCALL
                                       Vice President & Director

                                   TENANT:

                                   ALLIED RESEARCH CORPORATION


Date:                              By:                                 (SEAL)
      --------------------             -------------------------------
                                       Name:
                                       Title:

                                    EXHIBIT A

                  [Demising Sheet - Tycon Tower I - 7th Floor)

                                    EXHIBIT B

                                               Date: ___________________________

To:       _________________________
          _________________________
          _________________________
          _________________________

Re:       Lease dated:      ___________________________
          Premises:         ___________________________
          Landlord:         Tycon Tower I Investment Limited
                            Partnership
          Tenant:           ___________________________

Dear      ____________________________:

          In accordance with the terms of the above referenced Lease, you are hereby notified, on behalf of Landlord, that Landlord shall tender possession of the Premises on ________________, 19, when Tenant's obligation to pay rent shall commence. The Lease Commencement Date shall be ____________________________, 19_______. The Lease Expiration Date shall be __________________________, 19
________.

          We have enclosed two (2) copies of this letter together with a stamped, self-addressed envelope. Please sign both copies in the space below, and return both copies. The original letter should be retained for your records.

                                   AXIOM REAL ESTATE MANAGEMENT, INC.


                                   By:
                                       -----------------------------------------
ACKNOWLEDGED AND AFFIRM:

-----------------------
       (TENANT)

By:
     -------------------------

Name:
       -----------------------
Title:
       -----------------------
Date:
       -----------------------

                                    EXHIBIT C
                      RULES AND REGULATIONS OF THE BUILDING

(a) The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress or egress to and from the Premises. Landlord shall have the tight to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit people to visit the Premises in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public operations or facilities of the Building.

(b) Tenant shall not attach awnings or other projections to the outside walls of the Building without Landlord's prior written consent. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without landlord's prior written consent. Such awning, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

(c) Tenant shall keep closed the doors leading to the corridors or main halls during business hours except as they may be used to ingress or egress. Tenant shall not place any additional locks upon any doors of the Premises, nor shall Tenant make any changes in existing locks or the mechanisms thereof; except that Tenant may, at its expense, install security locks on all entry doors and fire doors opening into the Premises, and also on the doors to any offices within the Premises, provided Tenant at the termination of its occupancy shall return to Landlord all keys of stores, offices, storage and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys furnished, Tenant shall pay to Landlord the cost to replace. If Landlord requires, Tenant shall at its expense remove any additional lock which it installed or caused to be installed, reinstall the original hardware, and repair to Landlord's satisfaction any damage to doors or frames. Upon request Tenant shall give access to any such area(s).

(d) Tenant shall not construct, maintain, use or operate within the Premises or elsewhere in the Building of which the Premises form a part or on the outside of the Building, any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system unless Tenant shall have first obtained Landlord's prior written consent, except that this restriction shall not apply to radios, television sets or dictating machines, or paging systems, if such items are audible solely within the Premises. There shall be no marking, painting, drilling into or in any way defacing any part of the Premises or the Building. No Tenant shall throw anything out of the doors or windows or down the corridors or stairs.

(e) Landlord's employees are prohibited from receiving any packages or other articles delivered to the Building for Tenant, and should any such employee receive any such packages or articles, he or she in so doing shall be agent of Tenant and not of landlord.

(f) Tenant shall not use or permit the use of the water and wash closets and other plumbing fixtures for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant, whose servants, employees, agents, visitors, or licensees shall have caused the same.

(g) Tenant shall purchase and maintain comprehensive public liability and property damage insurance on the Premises, protecting Landlord and Tenant against loss, cost, or expense by reason of injury or death to persons or damage to or destruction or property by reason of the sue and occupancy of the demised premises by Tenant and its invitees, such insurance to be carried by reputable companies and having limits of not less than $1,000,000 for injury to or death of anyone person, $1,000,000 for each accident an $1,000,000 for property damage.

(h) No vehicles or animals (except guide animals for disabled individuals) of any kind shall be brought into or kept in or about the demised premises o the Building, an no cooking shall be done or permitted by Tenant on the Premises except in kitchens constructed as part of Tenant's Leasehold Improvements. NO Tenant shall cause or permit any unusual or objectionable odors to be produced upon or emanate form the Premises.

(i) Neither Tenant, nor any of Tenant's servants, employees, agents, visitors or licensees, shall at any time bring or keep upon the Premises any flammable, combustible, or explosive fluid, chemical or substance.

(j) Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

(k) Any person employed by Tenant to do janitorial work within the Premises shall obtain Landlord's consent and such person shall, while in the Building and outside the Premises, comply with all instructions issued by the superintendent of the Building.

(l) There shall not be used in any space, or in the public hall of the Building, either by any Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

(m) Access plates to under floor conduits must be left exposed. Where carpet is installed, carpet must be cut around access plates.

(n) Tenant shall adjust the thermostat, if adjustable, to the setting which uses the least amount of energy upon leaving the Premises daily.

(o)  Mats, trash, or other objects are not permitted in the public corridors.

(p) Landlord and/or its parking contractor shall have the right to establish reasonable rules and regulations for the use of all parking facilities at the Property.

(q) Landlord shall have the right to determine when Tenant may move its property, i.e., furnishings, files, etc., into or out of ---- the Premises. Tenant shall request permission form Landlord's reasonable rules regarding any such move.

(r) Tenant shall not purchase spring water, ice, coffee, sot drinks, towels, or other like service, from any company of persons whose repeated violations of Building regulations have caused, in Landlord's opinion, a hazard or nuisance to the Building and/or its occupants.

(s) Landlord reserves the right to exclude from him Building at all times any person who is not known or does not properly identify himself to the Building management or night watchman on duty. Landlord may at its option require all persons admitted to or leaving the Building between the hours of 6 p.m. and 8 a.m., Monday through Friday, to register. Tenant shall be responsible for all persons for whom it authorizes entry into or exist out of the Building, and shall be liable to Landlord for all acts of such persons.

(t) The Premises shall not be used for lodging or sleeping or for nay illegal purpose.

(u) Landlord does not maintain suite finishes which are nonstandard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord will arrange for the work to be done at Tenant's expense.

(v) No auction sales shall be conducted in the Building without Landlord's consent.

(w) Tenant shall not use any other method of heating than that provided by Landlord without landlord's consent.

(x) Tenant shall keep window coverings closed at the appropriate time of day to prevent direct solar penetration of the Premises.

(y) Tenant shall purchase and use share mats to protect the carpeting under all chairs on casters used in the Premises.

(z) No freight, furniture or other bulky matter of any description shall be received into the Building or carried in the elevators, except at such times as approved by Landlord. Tenant shall remove promptly from the public area(s) within or adjacent to the Building any of Tenant's personal property there delivered or deposited. Landlord shall have the right to prescribe the weight, method of installation, and position of safes or other heavy fixtures or equipment, shall be repaired at tenant's expense.

(aa) Tenant shall not install o operate in the Premises any electronically operated equipment, machinery or appliances, except typewriters, desktop computers, adding machines, copiers and such other office machinery and equipment as is normally used in modern offices, without obtaining landlord's prior written consent which consent shall not be unreasonably withheld. Landlord may condition such consent upon the payment by Tenant of additional rent in compensation for any excess consumption of water and/or electricity as may result form the operation of said equipment or machinery. All electricity usage in excess of five (5) watts per square foot of net space contained in the Premises, as determined by a registered engineer selected by Landlord, shall be deemed excess usage for which Tenant shall be charged as additional rent. Tenant shall not install any equipment of any kind or nature which shall or may necessitate changes, replacements, or additions to, cause an abnormal increase in its use of, the water, plumbing, heating, air conditioning or electrical systems which serve the Premises, without Landlord's prior written consent. Such consent shall not be withheld unreasonably, by may be conditioned upon Tenant paying the cost of such changes, replacements, additions, or increased use. Notwithstanding the foregoing, if any office equipment r mechanical equipment used by Tenant in the Premises shall cause noise, or vibration that may transmitted to any part of the Building to such degree as to be objectionable to Landlord or any other Tenant, Tenant shall install, at its on expense, vibration eliminators or silencing devices sufficient to eliminate such noise and/or vibration. Tenant shall not install in the Premises any fixtures, equipment, machinery, furniture or furnishings which place a load upon the floor exceeding the designed floor load capacity.

     Landlord shall advise Tenant in writing of any additions to, deletions from, or changes in the foregoing rules and regulations. If Tenant violates any Building rule or regulation, Landlord shall notify Tenant in writing of the same, and shall allow Tenant a reasonable period of time within which to comply with such rule or regulation. Tenant's failure to comply within such period of time shall be sufficient cause for termination of this Lease at Landlord's sole option.

                                    EXHIBIT D
                      AGREEMENT FOR LEASEHOLD IMPROVEMTENTS
                                FOR OFFICE SPACE

                             TYCON TOWERS I BUILDING

     The parties intend that Tenant shall be permitted freedom in the interior design and layout of the Premises, consistent with applicable building codes and with sound architectural and construction practices in first class office buildings, provided that no interference is caused to the operation of the Building's mechanical, heating, cooling, or electrical systems or other Building operations or functions, and no increase in maintenance or utility charges will be incurred by Landlord. Any additional costs of design, construction, operation, or maintenance which result from Tenant's deviation from the quantities or specifications in the Plan shall be charged to Tenant.

A.   Lease Improvements.

     1. Building standard Improvements. Landlord, at its cost and expense, shall furnish and install in or for the benefit of the Premises those Leasehold Improvements set forth in the Plan

     2. Above-Standard Improvements. All Leasehold Improvements other than those shown on the Plan that Tenant is required to install in the Premises shall be at Tenant's sole cost and expense. All such improvements shall comply with the applicable provisions of the Code of the County of Fairfax,

B.   PLANS AND SPECIFICATIONS.

     1. Preparation of space Plans and Working Drawings. Tenant may use the services of the architect and/or space planner retained by Landlord, at no cost to Tenant, to prepare the Plan and other drawings related to the Plan, or Tenant may at it own expense employ other professional architectural and/or space planning assistance. Tenant is responsible for all space planning, architectural and engineering charges, and the cost of any special permits and other fees in connection with changes to the Plan requested by Tenant after Landlord's approval of the Plan.

     Tenant shall devote such time to consult with Landlord's architect and/or space planner as is necessary to enable the timely preparation of all document that are a part of the Plan. The Plan shall show partitions, doors, electrical and telephone outlets, light fixture locations, wall finishes, floor coverings, and special requirements (if any).

     2. Schedule for Construction of Leasehold Improvements. At the time of approval of the Plan, Tenant shall have provide all information necessary to prepare working drawings and specifications to construct the Leasehold Improvements to the Premises, including detailed information for any special requirements such as mechanical and/or electronically systems, hardware, glass, millwork and finishes. Tenant shall have three (3) business days following Tenant's receipt of final work drawings to approve and sign off on said final working drawings and to return the same to Landlord's representative. Any delay in substantial completion of the Leasehold Improvements due to Tenant's failure to comply with the time requirements set forth in this Exhibit D or due to changes to the Plan requested by Tenant, shall be tenant's responsibility, and Tenant shall not be relieved of its obligations to pay rent beginning on the date the Premises would have been substantially completed and tendered to Tenant but for such delay.

C.   CHANGES TO PLAN.

     Tenant is responsible for all architectural and engineering costs and related design expenses resulting from changes to the Plan requested by Tenant. After Landlord approves the Plan, no changes to said Plan shall be determined without landlord's prior written consent. Landlord shall not be responsible for any delay in occupancy by Tenant as a result of such changes to the Plan, and Tenant shall be obligated to pay rent commencing on the date the Premises would have been ready for occupancy in the absence of such changes. Tenant shall, within three (3) business days following Tenant's receipt of notice of such cost, notify Landlord in writing whether Tenant desires to proceed with such change. In the absence of such written authorization by Tenant to proceed with the change, and payment in full of the total costs of such change, or notice to omit such change, Landlord shall be entitled to assume such change was not approved by Tenant an shall proceed with the contraction of the Leasehold Improvements without the change.

D.   PAYMENT.

     1. Payment for Architectural and Engineering Costs. Tenant shall pay the costs of architectural and engineering fees and any special permit or other charges in connection with changes to the Plan as set forth in subsection 2 below.

     2. Payment for Tenant's Costs. No later than ten (10) days after receipt of a bill from landlord, Tenant shall pay Landlord's estimate of any costs to be paid by Tenant pursuant to this Exhibit D. Tenant shall pay any additional actual costs within thirty (30) days of receipt of the final bill; if actual costs are less than estimated costs, Landlord shall refund any excess amounts paid by Tenant within thirty (30) days of Landlord's receipt of a final bill from its contractor, unless Tenant is in default under the Lease, in which event Landlord shall be entitled to apply the excess amount toward payment of any other monies due to Landlord.

     3. Failure to Make Timely Payment. If Tenant fails to pay in accordance with the terms of this Exhibit D, all delinquent sums shall accrue interest at the rate set forth in subsection (C) of Section 3 of the Lease, commencing on the date such payment became due.

E.   CONSTRUCTION.

     All work to be done pursuant to this Exhibit D and the Lease, whether performed at the expense of Tenant or Landlord, shall be performed by Landlord's designated contractor and coordinated by Landlord's representative.

F.   TENDER OF POSSESSION OF REMISES.

     Following substantial completion of the Premises, and before delivery of possession, Tenant together with Landlord's designated representative shall make a final inspection of the Premises to ascertain that the construction has been substantially completed according to the Plan. A list of items to be completed or corrected following Tenant's occupancy of the Premises shall be prepared and signed by all parties. Tenant's obligation to pay rent and to make payments pursuant to section D (2) above shall not be delayed due to non-substantial deficiencies.

G.   RESPONSIBILITY FOR DELAYS.

     If Tenant causes any delay in construction the Leasehold Improvements to the Premises, whether by reason of delays in performance or completion by a party employed by Tenant, or by reason of building code problems arising form Tenant's design, or by reason of changes in the work ordered by Tenant after Landlord's approval of the Plan, then notwithstanding the provisions of the Lease, or any other provision of this Exhibit D, Tenant's obligation to commence paying rent shall commence number of days before the date landlord tenders possession of the substantially completed Premises to Tenant equal to the number of days delay caused by Tenant and the Lease Commencement Date shall be adjusted accordingly.

H.   INCORPRATION IN LEASE.

     This Agreement is and shall be incorporated by reference in the Lease and all of the terms and provisions of said Lese are and shall be incorporated herein by this reference.

                                    EXHIBIT E
                                PARKING AGREEMENT

     In connection with the Lease to which this Parking Agreement is attached, Tenant shall be entitled to use certain non-reserved parking spaces in the parking area(s) adjacent to and/or within the Building, upon the following terms and conditions.

1. Landlord hereby grants a license to use, and Tenant is hereby obligated to accept fourteen (14) non-reserved parking spaces in the parking area(s) adjacent to and/or within the Building (hereinafter referred to as the "Parking Facilities").

2. The license granted hereby shall continue in full force and effect for the entire Term of three (3) years, commencing on the Lease Commencement Date of expiring on the Lease Expiration Date, or upon the termination of the Lease, whichever shall first occur.

3. This license shall be automatically renewed or extended upon the renewal or extension of the Term of the Lease between Landlord and Tenant.

4. (a) During and for the entire Term of this License, commencing on the Lease Commencement Date, Tenant shall pay to Landlord, or such agent designated by Landlord, as rent to use said parking spaces, without previous notice of demand therefore, and without deduction, set-off or abatement, the total sum of Thirty-Five and 00/100 Dollars ($35.00) per parking space per month, until increased as set forth in 4(b) hereof, which sum shall be payable in monthly installments, in advance and agreed that the cost of such parking spaces, including in Tenants payment of Base Rent during the Term of the Lease, but not during renewal or extension thereof.

     (b) The monthly payments shall be increased on the anniversary of the Lease Commencement Date of each year during the Term of this Parking Agreement, beginning in 1994, five percent (5%) of the parking fee for the immediately preceding month.

     (c) If Tenant defaults under terms of the Lease, and Landlord exercises its option to accelerate the payment of all rent due thereunder, then the entire rental payment due under the terms of this parking Agreement shall also immediate become due and payable without further notice or demand.

5. Landlord shall not be liable for damage to any vehicle using the Parking Facilities pursuant to this Agreement including theft, collision, fire, or any other damage to such vehicle; Landlord shall not be liable for loss of use of any such vehicles that are damaged while using the Parking Facilities. Tenant shall indemnify the hold Landlord and its agents harmless from all loss, damage, liability, cost or expense incurred, suffered, or claimed by any person or entity by reason of injury, loss or damage to any person, property, or business resulting from Tenant's negligence or negligent or unlawful use of the Parking Facilities or anything therein.

6. Tenant shall abide by any reasonable rules and regulations for the use of the Parking Facilities which may be adopted by Landlord for the general safety, care, cleanliness, and order of the Parking Facilities, the Building and Land and the users thereof. Such rules and regulations shall be posted in the Parking Facilities and may be changes from time to time as Landlord deems necessary.

7. Tenant my not assign this license to use parking spaces without the prior consent of landlord, except in conjunction with a permitted Transfer of the Premises.

8. If Tenant shall fail to make any monetary payment under the terms of this Agreement, it shall be default under the terms of the Lease, and Landlord shall have all rights and remedies set forth in the Lease, together with any further rights under the law.

                                    EXHIBIT F

                           NON-DISTURBANCE, ATTORNMENT
                           AND SUBORDINATOIN AGREEMENT

                             TYCON TOWERS I BUILDING


                                             Dated:  _____________________, 1993


Landlord:  Tycon Tower I Investment Limited Partnership

Tenant:  ______________________________________

Address of Tenant:  ____________________________
                    ____________________________
                    ____________________________

Date of Lease:  ____________________________, 1993

Premises: Te property located at 8000 Towers Crescent Drive, Vienna, Virginia 22182, together with the building thereon

     KEVIN MCALL, JEFFEREY H. STEVENSON, AND J. GRANT MONAHON, AS TRUSTEES OF AEW #133 TRUST, UNDER DECLARATION OF TRUST DATED AS OF AUGUST 23, 1988, any one whom may act alone, holder of a deed trust (the "Mortgage") of the Premises and tenant holder of a lease (the "Lease") of a portion thereof (the "Leased Premises"), hereby agree as follows:

1. Provided Tenant is not in default under the terms of the Lease, the right of possession of tenant to the Leased Premises, and all other rights of Tenant under Lease, shall no be affected or disturbed by Mortgage or any note secured thereby, any sale of the Leased Premises pursuant to the exercise of any rights and remedies under there Mortgage or otherwise shall be made subject to all of Tenant's rights under the Lease.

2. Tenant shall attorn to Mortgagee o any purchaser of the remises and the Lease shall continue, in accordance with its terms, between tenant and Mortgagee or such purchaser except that (a) the provisions of the Mortgage shall be deemed to survive and govern the disposition of the insurance proceeds or condemnation or eminent domain awards and (b) paragraph 3 thereof shall modify the Lease.

3. Mortgagee or such purchaser shall not be (a) liable for any act or omission of any prior Landlord (including Landlord), (b) liable for the return of any security deposit not actually received by Mortgagee or such purchaser,
     (c) subject to any offsets or defenses
     which Tenant might have against any prior landlord (including Landlord),
     (d) bound by any advanced payment of rent made by Tenant to Landlord except for rent applicable to the then current month (and except for prepaid rent for the first month of the term of the Lease described in Paragraph 3(a) thereof), (e) bound by any amendment, modification or termination of the Lease made without the written consent of Mortgagee.

4. The Lease shall be subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder, and to any renewals, extensions, modifications or replacements thereof, including any increases therein or supplements thereto.

5. The foregoing provisions shall be self-operative. However, Tenant agrees to execute and deliver to Mortgagee or to any person to whom Tenant herein agrees to attorn such other instrument as either shall reasonably request in writing in order to effectuates said provisions.

6. Tenant certifies that as of the date hereof are no known defaults on the pat of Landlord, that the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the Leased Premises.

7. Tenant will notify Mortgagee at the address set forth below, by registered or certified mail, return receipt requested, of any default of Landlord which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and agrees that, notwithstanding any provision of the Lease, no notice of cancellation thereof, nor any abatement, shall be effective against Mortgagee unless Mortgagee has received the notice aforesaid and had failed to cure the default within the applicable cure period, if any.

                              c/o Aldrich, Eastman & Waltch, Inc.
                              255 Franklin Street
                              Boston, Massachusetts 02110
                              Attention: J. Grant Monahon, Esquire

                              With copy to:

                              Ballard Spahr Andrews & Ingersoll
                              300 East Lombard Street, Suite 1700
                              Baltimore, Maryland 21202
                              Attention: Fred Wolf, III

8. Tenant agrees that notice from Mortgagee hall have the same effect under the Lease as notice to Tenant form the Landlord thereunder and Tenant agrees to be bound by such notice notwithstanding the existence or non-existence of a default under the Mortgage or any dispute with respect thereto between the mortgagor under the Mortgage and Mortgagee. The Landlord has executed this Agreement solely for the purpose of acknowledging and consenting to this paragraph 8.

9. Neither Mortgage nor any purchaser of the Premises, nor any trustee, beneficiary, successor or assign thereof shall have any personal liability hereunder or with respect to the exercise of the rights and remedies of Mortgagee under the Mortgage, and Tenant's sole recourse with respect thereto shall be to the equity of Mortgagee or such purchaser in the Premises.

10. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any purchaser of the premises at a foreclosure sale.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                         TENANT:

                                         ---------------------------------------

                                         By:                              (SEAL)
                                             ----------------------------
                                                 Name:
                                                 Title:


                                         MORTGAGEE:

                                         KEVIN MCCALL,  JEFFREY H. STEVENSON
                                         AND J. GRANT MONAHON,  AS TRUSTEES OF
                                         AEW #133 TRUST, UNDER DECLARATION OF
                                         TRUST DATED AS OD AUGUST 23, 1988


                                         By:
                                              ----------------------------------
                                         Name: ___________________________, sole
                                               Acting trustee of AEW #133 Trust,
                                               under Declaration of Trust dated
                                               as of August 23,1988

                                         LANDLORD:

                                         TYCON TOWER I INVESTMENT LIMITED
                                         PARTNERSHIP, a Virginia limited
                                         partnership

                                         By:  TYCON TOWER I  INVESTMENT
                                              CORPORATION,  Virginia
                                              corporation,  its sole general
                                              partner

                                         By:                              (SEAL)
                                              ----------------------------
                                                 Kevin McCall
                                                 Ice President and Director

State of __________________________
County of _________________________

     The foregoing document was acknowledged before me in the above jurisdiction this __________ day of _____________________________, 1993, by
_____________________________ a _____________________________ of
____________________________.

     My commission expires ________________________________.

                                           -------------------------------------
                                                   Notary Public

State of ___________________________
County of _________________________

     The foregoing document was acknowledged before me in the above jurisdiction this __________ day of _____________________________, 1993, by
_____________________________, as sole acting trustee of AEW #133 Trust, under
Declaration of Trust dated as of August 23, 1988, and not individually.

     My commission expires ________________________________.


                                           -------------------------------------
                                                   Notary Public

State of ___________________________
County of _________________________

     The foregoing document was acknowledged before me in the above jurisdiction this __________ day of _____________________________, 1993, by Kevin McCall, as
Vice resident and Director of Tycon Tower I investment Corporation as general partner of Tycon Tower I Investment Limited, and not individually.

     My commission expires ________________________________.


                                           -------------------------------------
                                                   Notary Public

                              FIRST LEASE AMENDMENT

         THIS FIRST LEASE AMENDMENT (this "Amendment"), is made this ____ day of _______________, 1995, by and between TYCON TOWER I INVESTMENT LIMITED PARTNERSHIP, a Virginia limited partnership (the "Landlord"), and ALLIED RESEARCH CORPORATION, a corporation authorized to do business in the Commonwealth of Virginia (the "Tenant"),

         WITNESSETH, THAT WHEREAS, by a Lease and Lease Addendum, both dated April 9, 1993, by and between Landlord and Tenant (collectively, the "Original Lease" and as further amended the "Lease"), Landlord leased to Tenant and Tenant leased from Landlord space known as Suite 750 on the seventh (7th) floor of the building located at 8000 Towers Crescent Drive known as Tycon Tower I (herein and therein, the "Building") in Vienna, Virginia; and

         WHEREAS, Landlord and Tenant mutually desire to extend the Term of the Lease as hereinafter set forth,

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Amendment by the parties hereto, and for the other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby covenant and agree as follows:

         Section 1. Amendment of Lease. The provisions of the Lease are hereby amended in the following manner:

              1.1 Term. The Term of the Lease is hereby extended until September 30, 2000. As of the date hereof, the Lease Expiration Date shall be September 30, 2000.

              1.2 Deletion of Section 53 of the Lease. Section 53 (Option to Extend) of the Lease is hereby deleted and shall be of no further right to extend the Term of this Lease unless mutually agreed upon by Landlord and Tenant.

         Section 2. Definitions. Unless otherwise set forth in this Amendment all capitalized terms shall have the same meaning as set forth in the Lease.

         Section 3. Effect of this Amendment. Except as is hereinabove set forth, the provisions of the Lease shall hereafter remain in full force and effect, as if this Amendment had not been entered into.

         IN WITNESS WHEREOF, each party hereto has executed and ensealed this Amendment or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

Witness or ATTEST:              TYCON TOWER I INVESTMENT LIMITED
                                    PARTNERSHIP, a Virginia limited partnership

                                    By:  Tycon Tower I Investment Corporation,
                                         Its sole General Partner


___________________________         By: ______________________________ (Seal)
                                        Thomas K. Albert
                                        Vice President

                                                          Landlord

                                    ALLIED RESEARCH CORPORATION

___________________________         By: ______________________________ (Seal)
                                                    Name:
                                                    Title:

                                                          Tenant

                           NON-DISTURBANCE, ATTORNMENT
                           AND SUBORDINATION AGREEMENT

                             TYCON TOWERS I BUILDING

                                                         Dated: April ____, 1993



Landlord:  Tycon Tower I Investment Limited Partnership

Tenant:    Allied Research Corporation

Address of Tenant:  8000 Towers Crescent Drive
                    Suite 750
                    Vienna, Virginia 22182

Date of Lease:  April ____, 1993

Premises: The property located at 8000 Towers Crescent Drive, Vienna, Virginia 22182, together with the building thereon



         KEVIN MCCALL, JEFFREY H. STEVENSON AND J. GRANT MONAHON, AS TRUSTEES OF AEW #133 TRUST, UNDER DECLARATION OF TRUST DATED AS OF AUGUST 23, 1988, any one of whom may at alone, holder of a trust (the "Mortgage") of the Premises and Tenant, holder of a lease (the "Lease") of a portion thereof (the "Leased Premises"), hereby agree as follows:

1. Provided Tenant is not in default under the terms of the Lease, the right of possession of Tenant to the Leased Premises, and all other rights of Tenant under the Lease, shall not be affected or disturbed by Mortgage in the exercise of any of its rights under the Mortgage or otherwise shall be made subject to all of Tenant's rights under the Lease.

2. Tenant shall attorn to Mortgagee or any purchaser of the Premises and the Lease shall continue, in accordance with its terms, between Tenant and Mortgagee or such purchaser except that (a) the provisions of the Mortgage shall be deemed to survive and govern the disposition of insurance proceeds or condemnation or eminent domain awards and (b) paragraph 3 hereof shall modify the Lease.

3. Mortgagee or such purchaser shall not be (a) liable for any act or omission of any prior Landlord (including Landlord), (b) liable for the return of any security deposit not actually received by Mortgagee or such purchaser, (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), (d) bound by any advanced payment of rent made by Tenant to landlord except for rent applicable to the ten current month (and except for the prepaid rent for the first month of the term of the Lease described in Paragraph 3(a) thereof), (e) bound by any amendment , modification or termination of the Lease made without the written consent of Mortgagee.

4. The Lease shall be subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof , to all advances made or to be made thereunder, and to any renewals, extensions, modification or replacements thereof, including any increases therein or supplements thereto.

5. The foregoing provisions shall be self0operative. However, Tenant agrees to execute and deliver to Mortgagee or to any person to whom Tenant herein agrees to attorn such other instrument as either shall reasonably request in writing in order to effectuate said provisions.

6. Tenant certifies that as of the date hereof there are no known defaults on the pat of Landlord, that the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the Leased Premises.

7. Tenant will notify Mortgagee at the address set forth below, by registered or certified mail, return receipt requested, of nay default of landlord which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and agrees that, notwithstanding any provision, of the Lease, no notice of cancellation thereof, nor any abatement, shall be effective against Mortgagee unless Mortgagee has received the notice aforesaid and has failed to cure the default within the applicable cure period, if any.

                            C/o Aldrich, Eastman & Watch, Inc.
                            255 Franklin Street
                            Boston, Massachusetts 02110
                            Attention:  J. Grant Monahan, Esquire

                            With copy to:
                            Ballard Spahr Andrews & Ingersoll
                            300 East Lombard Street, Suite 1700
                            Baltimore, Maryland 21202
                            Attention:  Fred Wolf, III

8. Tenant agrees that notice from Mortgagee shall have the same effect under the Lease as notice to Tenant form the Landlord thereunder and Tenant agrees to be bound by such notice notwithstanding the existence or non-existence of a default under the Mortgage or any dispute with respect thereto between the mortgagor under the Mortgage and mortgagee.

9. Neither Mortgagee nor any purchaser of the Premises, nor any trustee, beneficiary, successor or assign thereof shall have any personal liability hereunder or with respect to the exercise of the rights and remedies of Mortgagee under the Mortgage, and Tenant's sole recourse with respect thereto shall be to the equity of Mortgagee or such purchaser in the Premises.

10. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any purchaser of the premises at a foreclosure sale.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                           TENANT:

                           ALLIED RESEARCH CORPORATION

                           By: ____________________________ (SEAL)
                               Name:
                               Title:



                           MORTGAGEE:

                           KEVIN MCCALL,  JEFFREY H. STEVENSON
                           AND J. GRANT MONAHON,  AS TRUSTEES OF
                           AEW #133 TRUST, UNDER DECLARATION OF
                           TRUST DATED AS OF AUGUST 23,1988


                           By: ___________________________________
                           Name:_____________________________, sole
                                Acting trustee of AEW #133 Trust, under
                                Declaration of Trust dated as of
                                August 23,1988

                           LANDLORD:

                           TYCON TOWER I INVESTMENT LIMITED
                           PARTNERSIP, a Virginia Limited partnership

                           By:  Tycon Tower I Investment Corporation, a
                                Virginia corporation, its sole general partner

                           By: ____________________________ (SEAL)
                               Kevin McCall
                               Vice President and Director

State of ________________________
County of ______________________

         The forgoing document was acknowledged before me in the above jurisdiction this ______ day of ____________, 1993, by ____________________ a
_________________ of Allied Research Corporation.

         My commission expires _______________________.



                                 ________________________________________
                                               Notary Public

State of ________________________
County of ______________________

         The foregoing document was acknowledged before me in the above jurisdiction the _________ day of __________________, 1993, by
___________________________, as sole acting trustee of AEW #133 Trust, under Declaration of Trust dated as of August 23, 1988, and not individually.

         My commission expires ___________________________.



                                 ________________________________________
                                               Notary Public

State of:  _______________________
County of:______________________

         The foregoing document was acknowledged before me in the above jurisdiction the ______ day of ______________________, 1993, by Kevin McCall, as Vice President and Director of Tycon Tower I Investment Corporation as general partner of Tycon Tower I Investment Limited, and not individually.

         My commission expires ____________________________.

                                 ________________________________________
                                               Notary Public

                                 LEASE ADDENDUM

         THIS ADDENDUM TO LEASE, made this _________ day of _____________, 1993, by and between TYCON TOWER INVESTMENT LIMITED PARTNERSHIP, a Virginia limited partnership, as Landlord, and ALLIED RESEARCH CORPORATION, a corporation authorized to do business in the Commonwealth of Virginia, as Tenant, for space in the Tycon Tower I Building located at 8000 Towers Crescent Drive, Vienna, Virginia, is attached to and made a part of that certain Standard Office Lease of even date between Landlord and Tenant (the "Lease"), and sets forth additional terms agreed upon by Landlord and Tenant. If any conflict exists between the provisions of this Lease Addendum and any provisions of the Lease, the provisions of this Lease addendum shall control.

         1. Amending Section 4(a). Kandlord hereby agrees tat the actual cost of controllable Operating Expenses in any calendar year during the Term shall not exceed seven percent (7%) of such actual controllable Operating Expenses for the immediately preceding calendar year.

         2. Amending Section 8(a). Notwithstanding any provision of this section 8(a) or this Lease to the contrary, Landlord hereby agrees that Tenant may assign all of Tenant's rights, title and interest in and to this Lease, or sublet the Premises or any portion thereof, to any corporation, partnership, or entity to which Tenant may assign or sublet this Lease pursuant to the forgoing provision must have a total net worth equal to or greater than that of Tenant at the time Tenant executed this Lease. Tenant shall deliver to Landlord the name, address and current financial statement of such assignee or sublease at least thirty (30) days prior to effectuating such assignment or sublet.

         3. Amending Section 8(b). In the event that Landlord permits Tenant to sublease any portion of the Premises, Tenant shall pay landlord fifty percent (50%) of any excess of any rent accruing to Tenant; provided however, Tenant incurs in subleasing such space, limited to reasonable advertising costs, expenses incurred in subleasing such space, and reasonable brokerage commissioned, before arriving at the net excess rent to be shred with Landlord pursuant to this paragraph. Tenant shall provide documentation of such expenses prior to Landlord giving its written consent for subletting.

         4. Amending Section 11(d). Notwithstanding any provision of this section 11(d) to the contrary, Tenant shall be permitted to remove any Alterations paid for and installed by tenant restores any and all damage to the Premises occasioned thereby, ordinary war and tear excepted.

         5. Amending Section 27. In lieu of a cash Security Deposit, tenant may, upon the execution of this Lease by Tenant, deliver to Landlord an unconditional and irrevocable Letter of Credit from an area banking institution approved by Landlord as security for the Security Deposit to be held by Landlord as security for the performance by Tenant of all the covenants and obligations of Tenant set forth in the Lease. Said Letter of Credit shall contain terms whereby it can be drawn on by Landlord at sight on any date during the term of the Lease on which issuer shall receive from landlord a certification signed by Landlord stating that Tenant is in default, after applicable cure periods, under the terms of the Lease. Any balance left of the sum received form drawing on the Letter of Credit, after the correction of defaults by Tenant and/or the payment of amounts due by Tenant, Tenant shall replace same no later than thirty (30) days after the date of such drawing, and if same is not replaced it shall constitute a default under the terms of the Lease and Landlord shall have the benefit of all remedies permitted pursuant to the terms of the Lease and the laws of the State f Virginia.

         Upon the sale o transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit to such purchaser or transferee, in which event Tenant shall only look to the new landlord for the return of the Letter of Credit and Landlord shall thereupon be released from all liability to Tenant for the return of such Letter of Credit provided such purchaser or transferee agrees to be liable for the return of the Letter of Credit pursuant to the terms of this Lease.

         6. Section 50. Improvement Allowance. Landlord hereby agrees to provide Tenant with an Improvement Allowance in the amount equal to Seven Dollars ($7.00) per rentable square foot of space in the premises to be applied to the construction of the Leasehold Improvements (the "Improvement Allowance").

         7. Section 51. relocation Allowance. Provided Tenant is not in default hereunder, Tenant shall be entitled to be reimbursed for any and all costs associated with Tenant's move to the Premises in an amount not to exceed One Dollar ($1.00) per rentable square foot of space in the Premises (the "Relocation Allowance"). Bills for such costs shall be submitted to Landlord's representative within sixty (60) days following the Lease Commencement Date and shall be reimbursed within thirty (30) days submittal.

         8. Section 53. Option to Extend.

                  (i) Tenant shall have the option to extend this Lease for one (1) term of three (3) years (hereinafter referred to as the "Renewal term") provided that Tenant is not in default pursuant to any of the terms of the Lease at the time of commencement of the Renewal Term.

                  (ii) The Renewal Term shall be upon the same terms, covenants and conditions as provided in this Lease, except that the not be entitled to any of the allowances, credits or payments provided in this Lease, and that the Base Years shall be adjusted to the first year of the Renewal Term.

                  (iii) The Base Rent at the commencement of the Renewal Term shall be ninety-five percent (95%) of the prevailing market rate for the Washington, D.C. metropolitan are. In no event, however, shall the prevailing market rate be less than the aggregate amount of the Base rent and Tenant's share of increases in Operating Expenses reserved under the Lease for the year immediately preceding the Renewal Term.

                  (iv) Such option to extend shall be exercised by Tenant giving written notice to Landlord not later than nine
                           (9) months prier to the expiration of the original term. Landlord shall within thirty (30) days of the date it receives notice of Tenants election to exercise its option to extend, notify Tenant of the Base Rent to be charged at the commencement o the Renewal Term. Tenant shall have thirty (30) days form the date of the Landlord's notification of the Base Rent to be charged to nullify its exercise of the option by providing Landlord written notice of the same. If Tenant nullifies its exercise of this option to extend, this option shall terminate and be of no further force and effect.

                  (v) Tenant agrees to accept the Premises in the condition then existing as of the date of the commencement of the Renewal Term. Landlord shall not be responsible for performing any work, furnishing any materials or providing any allowances for improvements to the Premises, except as mutually agreed upon by Landlord and Tenant.

         9. Section 54. Tower Club Membership. If accepted for membership, Landlord shall pay the initiation fees in the Tower Club on the 17th floor of the Building for one (1) corporate membership designating up to two (2) individual executives of Tenant. Tenant shall be responsible for all other fees, including monthly membership fees, associated with such membership. Landlord makes no representations or commitment as to continued operation of said Tower Club throughout the Term of this Lease.

         10. Section 55. Security. The Building had a first-class electronic access and monitoring system provided at Landlord's expense. Such security system shall not be deemed to insure the safety of Tenant, its employees, agents or invites, or their property, and Landlord shall not be liable for damage or injury caused by the criminal act of third parties occurring in the Premises, the Building or on the Property.

         11. Section 56. Entry Door Signage. Landlord shall provide Tenant with the building-standard signage at the entrance to Tenants suite. Tenant shall be permitted to install within the Premises its own signage, the design, location and size of which shall be approved by Landlord prior to installation. Tenant shall be responsible for the cost of Tenants' signage within the Premises, but Landlord hereby agrees to provide Tenant with a credit equal to the cost of the building-standard sign.

         12. Section 57. Pre-Lease Commencement Date Access. Landlord hereby agrees to give Tenant prior notice of the date that Landlord anticipates the Premises will be ready for tenant's occupancy. Notwithstanding any provisions to the contrary in Sectoin6, provided such work by Tenant or tenant's contractors does not interfere with Landlord's construction work, Tenant shall have the right to enter the Premises within seven (7) days prior to the Lease Commencement Date to make Tenant installations, without liability for rent during such period, but subject to all of the terms, covenants, conditions and provisions of this Lease.

         WITNESSETH the following signatures and seals:

                                  LANDLORD:

                                  TYCON TOWER I INVESTMENT LIMITED
                                  PARTNERSHIP, a Virginia limited partnership

                                      By:  TYCON TOWER I INVESTMENT
                                           CORPORATION, a Virginia corporation,
                                           its sole general partner




Date: ________________, 1993          By: ____________________________ (SEAL)
                                          Name:  Kevin McCall
                                          Title: Vice President


                                      TENANT:

                                      ALLIED RESEARCH CORPORATION

Date: ________________, 1993          By: _____________________________(SEAL)
                                          Name:
                                          Title:

                            SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE (this "Second Amendment"), is made this _____ day of ______________, 1999, by and between TYCON TOWER I INVESTMENT LIMITED PARTNERSHIP, a Virginia limited partnership ("Landlord"), and ALLIED RESEARCH CORPORATION, a corporation authorized to transact business in the Commonwealth of Virginia ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have previously entered into that certain Standard Office Lease and Lease Addendum, each dated April 9, 1993 (the "Original Lease"), by the terms of which Landlord leased to Tenant and Tenant rented from Landlord Suite 750 consisting of approximately 4,341 rentable square feet of space on the seventh floor of the Building which is located at 8000 Towers Crescent Drive, Vienna, Virginia known as Tycon Tower I (the "Original Premises");

         WHEREAS, the Original Lease was amended by that certain First Lease Amendment dated March 9, 1993 (the "First Amendment"), by the terms of which Landlord and Tenant agreed to extend the term of the Lease; and

         WHEREAS, Landlord and Tenant mutually desire by this Second Amendment to amend the Lease to provide for the relocation of Tenant from the Original Premises to the New Premises (as hereinafter defined) and to amend certain other provisions of the Lease as hereinafter set forth (the Original Lease, as amended by the First Amendment and this Second Amendment being referred to herein as the "Lease").

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the mutual entry into this Second Amendment by Landlord and Tenant, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each to the other, Landlord and Tenant hereby covenant and agree as follows:

         Section 1. Defined Terms. Unless otherwise set forth in this Second Amendment, all capitalized terms shall have the same meanings as set forth in the Original Lease.

         Section 2. Amendment of Lease. The provisions of the Original Lease are hereby amended in the following manner:

              (a) New Commencement Date. The term "New Commencement Date" means the earlier of (i) February 1, 2000, or (ii) the date on which the New Premises are substantially complete.

              (b) Relocation of Premises. From and after the New Commencement Date, the Tenant shall relocate from the Original Premises to the space known as Suite 260 on the second (2nd) floor of the Building and containing an area of 3,879 rentable square feet as shown on the floor plan attached hereto and incorporated herein as Exhibit A (hereinafter referred to as the "New Premises"). Said square footage has been calculated in accordance with the WDCAR Standard Method of Measurement (Revised
1989). Effective on the New Commencement Date, Tenant shall have no right to occupy or use the Original Premises and shall immediately surrender possession of the Original Premises to Landlord in accordance with the provisions of the Lease.

              (c) Premises. Effective on the New Commencement Date, all references to the "Premises" contained in the Lease shall mean the New Premises.

              (d) Term. Effective on the New Commencement Date, the Term of the Lease shall be seven (7) years and shall terminate at 12:00 Midnight on the last day of the eighty-fourth (84th) full calendar month following the New Commencement Date (the "Lease Expiration Date"; the period of time from the New Commencement Date until the Lease Expiration Date is hereinafter referred to as the "New Term"). Effective on the New Commencement Date, all references to the "Term" contained in the Lease shall mean the New Term.

              (e) Rent.

                  (i) Base Rent. Effective on October 1, 2000, the Base Rent shall be amended to be the sum of Thirty-One and 50/100 Dollars ($31.50) per square foot of rentable area contained in the New Premises or One Hundred Twenty-Two Thousand One Hundred Eighty-Eight and 50/100 Dollars ($122,188.50) per annum, payable in equal monthly installments, in advance, of Ten Thousand One Hundred Eighty-Two and 40/100 Dollars ($10,182.40) and adjusted thereafter annually in accordance with Section 3(b) of the Lease. From the New Commencement Date until October 1, 2000, Tenant shall pay for the New Premises the current Monthly Base Rent escalated in accordance with the terms of the Lease.

                  (ii) Square Footage Calculations. Effective on the New Commencement Date, the number of square feet of rentable area contained in the Premises for purposes of Section 3 of the Lease shall be amended to be 3,879.

              (f) Operating Expenses and Real Estate Taxes.

                  (i) Payments. Notwithstanding any provision of Section 4(a) of the Lease to the contrary, effective on the New Commencement Date, the Base Year shall be calendar year 2000.

                  (ii) Proportionate Share. Effective on the New Commencement Date, Section 4(d) of the Lease shall be amended by deleting the number "416,754" therefrom and inserting in lieu thereof the number "403,684".

                  (iii) Square Footage Calculations. Effective on the New Commencement Date, the number of square feet of rentable area contained in the Premises for the purposes of Section 4 of the Lease shall be amended to 3,879.

              (g) Preparation of New Premises for Tenant's Occupancy. Landlord shall paint the reception wall behind Tenant's sign of the New Premises at its sole cost and expense. Except for the foregoing, tenant agrees to accept the New Premises in its "AS IS" condition.

              (h) Parking. Effective on the New Commencement Date, Tenant agrees that it is granted a license for two (2) reserved parking spaces in the Parking Facilities which shall be located in the parking garage in a location mutually acceptable to Landlord and Tenant and ten (10) non-reserved parking spaces with the lease of the New Premises. Notwithstanding anything in Section 4 of Exhibit E of the Lease to the contrary, the rent for the parking spaces shall be included in the Base Rent during the New Term, but not during the Renewal Term, if any.

         Section 3. Option to Extend.


              (a) Tenant shall have the option to extend the Lease for one (1) term of five (5) years (the "Renewal Term") provided that this Lease is in full force and effect, Tenant is in occupancy, and Tenant is not in default pursuant to any of the terms of the Lease at the time of the exercise of this option to extend or at the time of commencement of the Renewal Term. The option granted herein shall no be severed from this Lease, or separated, sold or assigned in connection with an acquisition, merger, or change of form of organization of Tenant if (i) notice is provided to Landlord in accordance with Section 8(b) of the Lease, (ii) approval of said new entity by Landlord is obtained in accordance with Section 8 of the Lease, and (iii) Tenant remains primarily liable under the Lease.

              (b) The Renewal Term shall be upon the same terms, covenants and conditions as provided in this Lease, except that the Base Rent shall be adjusted as hereinafter provided, the Tenant shall not be entitled to any of the allowances, credits or payments provided in this Lease, and the Base Year shall be adjusted to the first year of the Renewal Term. Tenant shall have no further right to renew.

              (c) The Base Rent at the commencement of the Renewal Term shall be the greater of (i) the prevailing market rate for similar office buildings in the Tysons Corner, Virginia area or (ii) the Base Rent in effect immediately before the Lease Expiration Date. The determination of the prevailing market rate shall be determined in good faith by Landlord based on similar first-class buildings in the Northern Virginia metropolitan area and shall take in to account (i) tenant improvement allowances and other rental concessions, (ii) the condition of the Premises, and (iii) the condition of the space with which the Premises are being compared.

              (d) Such option to extend shall be exercised by Tenant giving written notice to Landlord not less than twelve (12) and no more than fifteen
(15) months prior to the Lease Expiration Date. Landlord shall within twenty
(20) days of the date it receives notice of Tenant's election to exercise its option to extend, notify Tenant of the Base Rent to be charged at the commencement of the Renewal Term. Tenant shall have ten (10) days from the date of the Landlord's notification of the Base Rent to be charged to nullify its exercise of the option by providing Landlord written notice of the same. If tenant nullifies its exercise of this option to extend, this option shall terminate and be of no further force and effect.

              (e) Tenant agrees to accept the Premises in the condition then existing as of the date of the commencement of the Renewal Term. Landlord shall not be responsible for performing any work, furnishing any materials or providing nay allowances for improvements to the Premises, except as mutually agreed upon by the Landlord and Tenant.

         Section 4. [Intentionally deleted]

         Section 5. Condition Precedent. The rights and obligations of Landlord and Tenant hereunder are contingent upon Landlord leasing the Original Premises to a new tenant at prevailing market rates on or before November 15, 1999. If this condition precedent is not satisfied by the date specified, this second Amendment shall be null and void and the Lease between landlord and Tenant shall continue in full force and effect as if this Second Amendment had never been signed.

         Section 6. Brokers. Landlord and Tenant agree that Grubb & Ellis is the only broker under this Second Amendment. Landlord is solely responsible for any commissions due to said brokers as a result of this Second Amendment.

         Section 7. Full Force and Effect. The Lease is hereby reaffirmed and all of the terms, covenants and conditions of the Lease shall remain the same and continue in full force and effect and shall be deemed unchanged, except as such terms covenants and conditions of the Lease have been amended or modified by this Second Amendment, and this Second Amendment shall, by this reference, constitute a part of the Lease.

         IN WITNESS WHEREOF, each party hereto has executed and ensealed this Amendment or caused it to be executed and ensealed on its behalf by its duly authorized representatives, the day and year first above written.

WITNESS OR ATTEST:                  LANDLORD:

                                    TYCON TOWERS I INVESTMENT LIMITED
                                    PARTNERSHIP, a Virginia limited partnership

                                    By: Tycon Tower I Investment
                                        Corporation, its sole General Partner

______________________________      By:  _________________________(Seal)
                                         Name:  Thomas K. Albert
                                         Title:  Vice President


                                    TENANT:
                                    ALLIED RESEARCH CORPORATION

_______________________________     By:  ______________________________(Seal)
                                         Name:  William Glenn Yarborough, Jr.
                                         Title:   President

                            SECOND AMENDMENT TO LEASE

                                    EXHIBIT A

                           Floor Plan of New Premises